As filed with the Securities and Exchange Commission on July 22, 2021

Registration No. 333-257302

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

NEW MOMENTUM CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	2080	88-0435998
(State or Other Jurisdiction of	(Primary Standard Industrial	(IRS Employer
Incorporation or Organization)	Classification Number)	Identification Number)

New Momentum Corporation Room 1303, 13/F, Technology Plaza 651 King’s Road North Point, Hong Kong +852 2911-0119
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Leung Tin Lung David

President and Chief Executive Officer

New Momentum Corporation

Room 1303, 13/F, Technology Plaza

651 King’s Road

North Point, Hong Kong

+852 2911-0119

(Address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas E. Puzzo, Esq.

Law Offices of Thomas E. Puzzo, PLLC

3823 44th Ave. NE

Seattle, Washington 98105

Telephone No.: (206) 522-2256

Approximate date of proposed sale to the public: As soon as practicable and from time to time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant Section 7(a)(2)(B) of the Exchange Act. ☒

Calculation of Registration Fee

Title of Securities To Be Registered	Amount to be Registered		Proposed Maximum Offering Price Per Share		Proposed Maximum Aggregate Offering Price	Registration Fee
Common Stock, par value $0.001 per share, issuable pursuant to Investment Agreement (1)	5,000,000	(1)	$1.000	(3)	$5,000,000	$545.50
Common Stock, par value $0.001 per share, issuable upon conversion of 10% Convertible Note (2)	182,617	(2)	$1.00	(3)	$182,617	$19.92
Total	5,182,617	(3)	$1.000	(3)	$5,182,617	$565.42

_____________

(1)

Represents the number of shares of common stock of the Registrant that we will put (“Put Shares”) to Strattner Alternative Credit Fund LP, a Delaware limited partnership (“Strattner”), pursuant to that certain Investment Agreement (the “Investment Agreement”) by and between Strattner and the Registrant, effective on April 16, 2021. In the event that adjustment provisions of the Investment Agreement require the Company to issue more shares than are being registered in this registration statement, for reasons other than those stated in Rule 416 of the Securities Act, the Company will file a new registration statement to register those additional shares.

(2)

Represents the number of shares of common stock of the Registrant underlying that certain 10% Convertible Note (the “Note”), dated October 27, 2020, and made to EMA Financial, LLC. The Note is due July 27, 2021, and carries interest at a rate of 10% per annum.

(3)

This offering price has been estimated solely for the purpose of computing the registration fee in accordance with Rule 457(c) of the Securities Act on the basis of the average of the high and low prices of the common stock of the Company as reported on the Pink tier of the OTC Markets Group, Inc. on June 15, 2021.

In the event of stock splits, stock dividends, or similar transactions involving the Registrant’s common stock, the number of Shares registered shall, unless otherwise expressly provided, automatically be deemed to cover the additional securities to be offered or issued pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

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The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION ON JULY 22, 2021

NEW MOMENTUM CORPORATION

5,182,617 SHARES OF COMMON STOCK

This prospectus relates to the resale of shares of our common stock, par value $0.001 per share, by (i) Strattner Alternative Credit Fund LP (“Strattner”) of 5,000,000 Put Shares that we will put to Strattner pursuant to the Investment Agreement, and (ii) 182,617 shares of common stock underlying that certain 10% Convertible Note (the “Note”), dated October 27, 2020, and made to EMA Financial, LLC, a Delaware limited liability company (“EMA Financial”). Strattner and EMA Financial are collectively referred to herein as the “Selling Security Holders.”

The Investment Agreement with Strattner provides that Strattner is committed to purchase up to $5,000,000 of our common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.

The terms and conditions of the Note provide registration rights for the shares (the “Note Shares”) underlying the Note to EMA Financial.

The Selling Security Holders are “underwriters” within the meaning of the Securities Act in connection with the resale of our common stock under the Investment Agreement and the Note. No other underwriter or person has been engaged to facilitate the sale of shares of our common stock in this offering. This offering will terminate on October 22, 2022. The per share purchase price for the Put Shares shall be equal to 85% of volume weighted average price (“VWAP”) for the five (5) consecutive trading days including and immediately after the date on which the Company submits a put notice to Strattner.

The conversion price of the Note Shares is equal to the lower of: (i) the lowest closing price of the Common Stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the Issue Date of this Note or (ii) 55% of the lowest trading price for the Common Stock on the Principal Market during the twenty (20) consecutive trading days including and immediately preceding the Conversion Date.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders. We may receive proceeds of up to $5,000,000 from the sale of our Put Shares under the Investment Agreement. The proceeds will be used for working capital or general corporate purposes. We will bear all costs associated with this registration.

Our common stock is quoted on the  OTCQB tier of the OTC Markets Group, Inc. (the “OTC Markets”) under the symbol “NNAX.” The shares of our common stock registered hereunder are being offered for sale by Selling Security Holders at prices established on the OTC Markets during the term of this offering. On May 25, 2021, the last day that our common stock traded on the OTC Markets, the closing price of our common stock was $1.00 per share. These prices will fluctuate based on the demand for our common stock.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such state.

The following table of contents has been designed to help you find information contained in this prospectus. We encourage you to read the entire prospectus.

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PART I - INFORMATION REQUIRED IN PROSPECTUS

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PROSPECTUS SUMMARY

You should read the following summary together with the more detailed information and the financial statements appearing elsewhere in this Prospectus. This Prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this Prospectus. Unless the context indicates or suggests otherwise, references to “we,” “our,” “us,” the “Company,” “GridIron” or the “Registrant” refer to New Momentum Corporation, a Nevada corporation and its wholly owned subsidiary, GridIron Ventures, Inc., a Nevada corporation.

OUR COMPANY

Overview of New Momentum

We intend to develop travel services businesses, including “Gagfare,” an online ticketing platform that provides travelers a “Book Now, Pay Later” business model allowing travelers to secure the best fares and reserve flights well ahead of time. The Company intends to also become the driving force behind a bold new hospitality concept that takes nature lovers and intrepid travelers to exciting new and established destinations. The Company intends to curate a collection of boutique properties, each with a focus on diving, sustainability, conservation, and cultural authenticity, offering a thoroughly contemporary travel experience that is intrinsically linked to the destination, its heritage and its culture.

Our fiscal year-end date is December 31.

Our board of directors consists of one person: Leung Tin Lung David. Mr. Leung also serves as our sole officer, holding the offices of President, Secretary and Treasurer.

Our principal administrative offices are located at Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong. Our website is www.gagfare.com. We do not incorporate the information on or accessible through our website into this Prospectus, and you should not consider any information on, or that can be accessed through, our websites a part of this Prospectus.

Recent Developments

Share Exchange Agreement

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, became the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

As a result of the share exchange, Nemo Holding became a wholly-owned subsidiary of the Company.

The share exchange transaction with Nemo Holding was treated as a reverse acquisition, with Nemo Holding as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Nemo Holding.

10% Convertible Note

On October 27, 2020, the Registrant offered and sold the Note, dated October 27, 2020, to EMA Financial for aggregate proceeds of $33,000. As of June 9, 2021, there was $35,000 in principal and $2,042 in interest due and owing under the Note. The Note is due July 27, 2021, and carries interest at a rate of 10% per annum. The conversion price of the Note Shares is equal to the lower of: (i) the lowest closing price of the Common Stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the Issue Date of this Note or (ii) 55% of the lowest trading price for the Common Stock on the Principal Market during the twenty (20) consecutive trading days including and immediately preceding the Conversion Date. We will not receive any proceeds from the sale of the shares of common stock offered by EMA Financial. The terms and conditions of the Note provide registration rights for the Note Shares.

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Stock Purchase Agreement

On April 13, 2021, the Company entered into a Stock Purchase Agreement with Leung Tin Lung David, the Company’s sole director, President, and majority stockholder, pursuant to which the Company sold to Mr. Leung one share of Series A Preferred Stock in exchange for 169,000,000 shares of common stock of the Company. The Company subsequently canceled and returned to its authorized capital stock the 169,000,000 shares of common stock purchased from Mr. Leung. The holder of the one share of Series A Preferred Stock (i) has voting power equal to 110% of the total voting rights of the Company’s common stock, (ii) the right to appoint a designee to the board of directors, and (ii) requires the consent of the holder of the Series A Preferred Stock for any major corporate actions, including but not limited to changing the Articles of Incorporation or Bylaws of the Company, changing the business of the Company, issuing securities and or nominating a person as President or Chief Executive Office of the Company. As a result, Mr. Leung has controlling voting power in all matters submitted to our stockholders for approval including:

•	The election of our board of directors;
•	The amendment of our Articles of Incorporation or bylaws;
•	The adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of his ownership and position, Mr. Leung is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. Mr. Leung’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

Investment Agreement with Strattner Alternative Credit Fund LP

On April 16, 2021, the Company entered into an Investment Agreement dated as of April 16, 2021 (the “Investment Agreement”) with Strattner. The Investment Agreement provides that, upon the terms and subject to the conditions set forth therein, Strattner is committed to purchase up to $5,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.001 par value, over the 36-month term of the Investment Agreement.

From time to time over the term of the Investment Agreement, commencing on the trading day immediately following the date on which the initial registration statement is declared effective by the Securities and Exchange Commission (the “Commission”), as further discussed below, the Company may, in its sole discretion, provide Strattner with draw down notices (each, a “Draw Down Notice”) to purchase a specified dollar amount of the Put Shares (the “Draw Down Amount”) over a 10 consecutive trading day period, commencing on the trading day specified in the applicable Draw Down Notice (the “Pricing Period”), with each draw down subject to the limitations discussed below. The maximum amount of Shares requested to be purchased pursuant to any single Draw Down Notice cannot exceed 200% of the average daily trading volume of the Company’s common stock for the ten trading days immediately preceding the date of the Draw Down Notice (the “Maximum Draw Down Amount”).

Once presented with a Draw Down Notice, Strattner is required to purchase the number of Put Shares underlying the Draw Down Notice. The per share purchase price for the Shares subject to a Draw Down Notice shall be equal to 85% of the arithmetic average of the lowest VWAPs during the applicable Pricing Period Each purchase pursuant to a draw down shall reduce, on a dollar-for-dollar basis, the Total Commitment under the Investment Agreement.

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The Company is prohibited from issuing a Draw Down Notice if (i) the amount requested in such Draw Down Notice exceeds the Maximum Draw Down Amount, (ii) the sale of Shares pursuant to such Draw Down Notice would cause the Company to issue or sell or Strattner to acquire or purchase an aggregate dollar value of Shares that would exceed the Total Commitment, or (iii) the sale of Shares pursuant to the Draw Down Notice would cause the Company to sell or Strattner to purchase an aggregate number of shares of the Company’s common stock which would result in beneficial ownership by Strattner of more than 9.99% of the Company’s common stock (as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder). The Company cannot make more than one draw down in any Pricing Period and must allow 10 days to elapse between the completion of the settlement of any one draw down and the commencement of a Pricing Period for any other draw down.

Additionally, the Company paid to Strattner a commitment fee equal in the form of 250,000 restricted shares of the Company’s common stock (the “Initial Commitment Shares”).

Registration Rights Agreement with Strattner Alternative Credit Fund LP

In connection with the execution of the Investment Agreement, on April 16, 2021, the Company and Strattner also entered into a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company has agreed to file an initial registration statement (“Registration Statement”) with the Commission to register an agreed upon number of Put Shares, on or prior to July 16, 2021 (the “Filing Deadline”) and have it declared effective on or before the 150th calendar day the Company has filed the Registration Rights Agreement (the “Effectiveness Deadline”).

If at any time all of the Registrable Securities (as defined in the Registration Rights Agreement) are not covered by the initial Registration Statement, the Company has agreed to file with the Commission one or more additional Registration Statements so as to cover all of the Registrable Securities not covered by such initial Registration Statement, in each case, as soon as practicable, but in no event later than the applicable filing deadline for such additional Registration Statements as provided in the Registration Rights Agreement.

We are a “Smaller Reporting Company”

We are a “smaller reporting company,” meaning that we are not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent company that is not a smaller reporting company and have (i) a public float of less than $250 million or (ii) annual revenues of less than $100 million during the most recently completed fiscal year and no public float, or a public float of less than $700 million. As a “smaller reporting company,” the disclosure we will be required to provide in our SEC filings are less than it would be if we were not considered a “smaller reporting company.” Specifically, “smaller reporting companies” are able to provide simplified executive compensation disclosures in their filings; are exempt from the provisions of Section 404(b) of the Sarbanes-Oxley Act of 2002 requiring that independent registered public accounting firms provide an attestation report on the effectiveness of internal control over financial reporting; are not required to conduct say-on-pay and frequency votes until annual meetings; and have certain other decreased disclosure obligations in their SEC filings, including, among other things, being permitted to provide two years of audited financial statements in annual reports rather than three years. Decreased disclosures in our SEC filings due to our status as a “smaller reporting company” may make it harder for investors to analyze the Company’s results of operations and financial prospects.

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Emerging Growth Company

We are an ‘‘emerging growth company’’ within the meaning of the federal securities laws. For as long as we are an emerging growth company, we will not be required to comply with the requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, the reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and the exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these reporting exemptions until we are no longer an emerging growth company. For a description of the qualifications and other requirements applicable to emerging growth companies and certain elections that we have made due to our status as an emerging growth company, see “Risk Factors—Risks Related to this Offering and our Common Stock – We are an ‘emerging growth company’ and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors” on page 8 of this prospectus.

Our fiscal year end is December 31. Our audited financial statements for the quarter ended March 31, 2021, were prepared assuming that we will continue our operations as a going concern. Our accumulated loss for the period from March 15, 2016 (inception) to the fiscal quarter ended March 31, 2021 was $4,594,253. For the three months ended March 31, 2021, we earned revenues of $338,949, from ticketing sales, with the cost of such revenue being $337,826.

Due to the uncertainty of our ability to meet our current operating and capital expenses, our independent auditors have included a going concern opinion in their report on our audited financial statements for the period ended December 31, 2020. The notes to our financial statements contain additional disclosure describing the circumstances leading to the issuance of a going concern opinion by our auditors.

THE OFFERING

This Prospectus relates to the resale of up to 5,182,617 shares of our Common Stock, issuable to Strattner, pursuant to that certain Investment Agreement (the “Investment Agreement”), dated April 16, 2021, by and between the Company and to Strattner, and 182,617 shares of common stock underlying that certain 10% Convertible Note (the “note”), dated October 27, 2020, and made to EMA Financial.

The Offering

Common Stock offered by Selling Security Holders:	This Prospectus relates to the resale of 5,000,000 shares of our Common Stock, issuable to the Selling Security Holders.

Common Stock outstanding before the Offering:	171,418,500 shares of Common Stock as of the date of this Prospectus.

Common Stock outstanding after the Offering:	176,601,117 shares of Common Stock (1)

Terms of the Offering:

The Selling Security Holders will determine when and how it will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Termination of the Offering	The Offering will conclude upon such time as all of the Common Stock has been sold pursuant to the Registration Statement.

Trading Market	Our Common Stock is subject to quotation on the OTC Markets under the symbol “NNAX.”

Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the registration of the shares of Common Stock covered by this Prospectus. See “Use of Proceeds.”

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

(1) This total reflects the number of shares of Common Stock that will be outstanding assuming that the Selling Security Holders purchase all of the 5,000,000 shares of our common stock under the Investment Agreement.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our audited financial statements for the fiscal year ended December 31, 2020, and our unaudited financial statements for the three months ended March 31, 2021. Our working capital deficit as at March 31, 2021 was $(255,890).

For the Fiscal Year December 31, 2020

Financial Summary (Audited)
Cash and Deposits	$42,512
Total Assets	108,137
Total Liabilities	308,096
Total Stockholder’s Equity (Deficit)	$(199,959)

For the Fiscal Year ended December 31, 2020

Consolidated Statements of Expenses and Net Loss
Total Operating Expenses	$4,175,996
Net Loss for the Period	$(4,148,947)

For the Fiscal Quarter ended March 31, 2021

Financial Summary (Unaudited)
Cash and Deposits	$42,512
Total Assets	108,137
Total Liabilities	308,096
Total Stockholder’s Equity (Deficit)	$(199,959)

For the three months ended November 30, 2019

Total Operating Expenses	$38,359
Net Loss for the Period	$(39,408)

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RISK FACTORS

An investment in our common stock involves a number of very significant risks. You should carefully consider the following known material risks and uncertainties in addition to other information in this prospectus in evaluating our company and its business before purchasing shares of our company’s common stock. You could lose all or part of your investment due to any of these risks.

RISKS RELATING TO OUR COMPANY

Our auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited financial statements for the period from March 15, 2016 (inception) through December 31, 2020 were prepared assuming that we will continue our operations as a going concern. Our wholly-owned subsidiary, Nemo Holding Company Limited, was incorporated on April 16, 2016, and does not have a history of earnings. As a result, our independent accountants in their audit report have expressed substantial doubt about our ability to continue as a going concern. Continued operations are dependent on our ability to complete equity or debt financings or generate profitable operations. Such financings may not be available or may not be available on reasonable terms. Our financial statements do not include any adjustments that may result from the outcome of this uncertainty.

If our estimates related to future expenditures are erroneous or inaccurate, our business will fail and you could lose your entire investment.

Our success is dependent in part upon the accuracy of our management’s estimates of our future cost expenditures for legal and accounting services (including those we expect to incur as a publicly reporting company), for website marketing and development expenses, and for administrative expenses, which management estimates to be approximately $10,000,000 over the next twelve months. If such estimates are erroneous or inaccurate, or if we encounter unforeseen costs, we may not be able to carry out our business plan, which could result in the failure of our business and the loss of your entire investment.

If we are not able to develop our business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your investment.

Our wholly-owned subsidiary, Nemo Holding Company Limited, was incorporated on April 16, 2020, and our net loss for the period from inception (March 15, 2016) to March 31, 2021 was $(1,495,983). We have few customers, and we have not earned substantive revenues to date. Our business prospects are difficult to predict because of our limited operating history, and unproven business strategy. Our primary business activities will be focused on the commercialization of licensing our New Momentum brand. Although we believe that our business plan has significant profit potential, we may not attain profitable operations and our management may not succeed in realizing our business objectives. If we are not able to develop out business as anticipated, we may not be able to generate revenues or achieve profitability and you may lose your entire investment.

Potential disputes related to the existing agreement pursuant to which we purchased the intellectual property rights underlying our business could result in the loss of rights that are material to our business.

The acquisition of the intellectual property of New Momentum, by way of the Share Exchange Agreement, by and among the Company, New Momentum Corporation, and the holders of common stock of New Momentum, is of critical importance to our business and involves complex legal, business, and scientific issues. Although we have clear title to and no restrictions to use our intellectual property, disputes may arise regarding the Share Exchange Agreement, including but not limited to, the breaches of representations or other interpretation-related issues. If disputes over intellectual property that we have acquired under the Share Exchange Agreement prevent or impair our ability to maintain our current intellectual property, we may be unable to successfully develop and commercialize our business.

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We expect to suffer losses in the immediate future that may cause us to curtail or discontinue our operations.

We expect to incur operating losses in future periods. These losses will occur because we do not yet have substantive revenues to offset the expenses associated with the development of brand and our business operations, generally. We cannot guarantee that we will ever be successful in generating revenues in the future. We recognize that if we are unable to generate revenues, we will not be able to earn profits or continue operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will almost certainly fail.

We may not be able to execute our business plan or stay in business without additional funding.

Our ability to generate future operating revenues depends in part on whether we can obtain the financing necessary to implement our business plan. We will likely require additional financing through the issuance of debt and/or equity in order to establish profitable operations, and such financing may not be forthcoming. As widely reported, the global and domestic financial markets have been extremely volatile in recent months. If such conditions and constraints continue or if there is no investor appetite to finance our specific business, we may not be able to acquire additional financing through credit markets or equity markets. Even if additional financing is available, it may not be available on terms favorable to us. At this time, we have not identified or secured sources of additional financing. Our failure to secure additional financing when it becomes required will have an adverse effect on our ability to remain in business.

Any significant disruption in our website and mobile application presence or services could result in a loss of customers.

Our plans call for our customers to access our service through our website, www.gagfare.com and our mobile applications. Our reputation and ability to attract, retain and serve our customers will be dependent upon the reliable performance of our website, network infrastructure and fulfillment processes (how we deliver services purchased by our customers). Prolonged or frequent interruptions in any of these systems could make our website unavailable or unusable, which could diminish the overall attractiveness of our subscription service to existing and potential customers.

Our servers will likely be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to interruptions and delays in our service and operations and loss, misuse or theft of data. It is likely that our website will periodically experience directed attacks intended to cause a disruption in service, which is not uncommon for web-based businesses. Any attempts by hackers to disrupt our website service or our internal systems, if successful, could harm our business, be expensive to remedy and damage our reputation. Efforts to prevent hackers from entering our computer systems are expensive to implement and may limit the functionality of our services. Any significant disruption to our website or internal computer systems could result in a loss of subscribers and adversely affect our business and results of operations.

Our connections to the airline booking systems may be interrupted and causing delays or unavailability to search and book the flight tickets, which may affect the user experiences and trust significantly.

Technology changes rapidly in our business and if we fail to anticipate or successfully implement new technologies or the manner in which use our products and services, the quality, timeliness and competitiveness of our products and services will suffer.

Rapid technology changes in our industry require us to anticipate, sometimes years in advance, which technologies we must implement and take advantage of in order to make our products and services competitive in the market. Therefore, we must start our product development with a range of technical development goals that we hope to be able to achieve. We may not be able to achieve these goals, or our competition may be able to achieve them more quickly and effectively than we can. In either case, our products and services may be technologically inferior to our competitors’, less appealing to consumers, or both. If we cannot achieve our technology goals within the original development schedule of our products and services, then we may delay their release until these technology goals can be achieved, which may delay or reduce revenue and increase our development expenses. Alternatively, we may increase the resources employed in research and development in an attempt to accelerate our development of new technologies, either to preserve our product or service launch schedule or to keep up with our competition, which would increase our development expenses. Any such failure to adapt to, and appropriately allocate resources among, emerging technologies would harm our competitive position, reduce our market share and significantly increase the time we take to bring our product to market.

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Our potential customers will require a high degree of reliability in the delivery of our services, and if we cannot meet their expectations for any reason, demand for our products and services will suffer.

Our success depends in large part on our ability to assure generally error-free services, uninterrupted operation of our network and software infrastructure, and a satisfactory experience for our customers’ end users when they use Internet-based communications services. To achieve these objectives, we depend on the quality, performance and scalability of our products and services, the responsiveness of our technical support and the capacity, reliability and security of our network operations. We also depend on third parties over which we have no control. For example, our ability to serve our customers is based solely on our network access agreement with one service provider and on that service provider’s ability to provide reliable Internet access. Due to the high level of performance required for critical communications traffic, any failure to deliver a satisfactory experience to end users, whether or not caused by our own failures could reduce demand for our products and services.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively is critical to attracting new and retaining existing customers. Successful promotion of our brand and our ability to attract customers depends largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. It is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Declines or disruptions in the travel industry could adversely affect our business and financial performance.

Our financial results and prospects are almost entirely dependent upon the sale of travel services. Travel, including accommodation (including hotels, motels, resorts, homes, apartments and other unique places to stay), rental car and airline ticket reservations, is significantly dependent on discretionary spending levels. As a result, sales of travel services tend to decline during general economic downturns and recessions and times of political or economic uncertainty as consumers engage in less discretionary spending, are concerned about unemployment or inflation, have reduced access to credit or experience other concerns or effects that reduce their ability or willingness to travel.

Perceived or actual adverse economic conditions, including slow, slowing or negative economic growth, high or rising unemployment rates, inflation and weakening currencies, and concerns over government responses such as higher taxes or tariffs, increased interest rates and reduced government spending, could impair consumer spending and adversely affect travel demand.

These and other macro-economic uncertainties, such as oil prices, geopolitical tensions and differing central bank monetary policies, have led to significant volatility in the exchange rates between the U.S. Dollar and the Euro, the British Pound Sterling and other currencies. Significant fluctuations in foreign currency exchange rates, stock markets and oil prices can also impact consumer travel behavior. For example, although lower oil prices may lead to increased travel activity as consumers have more discretionary funds and airline fares decrease, declines in oil prices may be indicative of broader macro-economic weakness, which in turn could negatively affect the travel industry, our business and results of operations. Conversely, higher oil prices may result in higher airfares and decreased travel activity, which can negatively affect our business and results of operations.

The uncertainty of macro-economic factors and their impact on consumer behavior, which may differ across regions, makes it more difficult to forecast industry and consumer trends and the timing and degree of their impact on our markets and business, which in turn could adversely affect our ability to effectively manage our business and adversely affect our results of operations.

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In addition, events beyond our control, such as oil prices, stock market volatility, terrorist attacks, unusual or extreme weather or natural disasters such as earthquakes, hurricanes, tsunamis, floods, fires, droughts and volcanic eruptions, travel-related health concerns including pandemics and epidemics such as coronaviruses, Ebola and Zika, political instability, changes in economic conditions, wars and regional hostilities, imposition of taxes, tariffs or surcharges by regulatory authorities, changes in trade policies or trade disputes, changes in immigration policies, travel-related accidents or increased focus on the environmental impact of travel, have previously and may in the future disrupt travel, limit the ability or willingness of travelers to visit certain locations or otherwise result in declines in travel demand and adversely affect our business and results of operations. Because these events or concerns, and the full impact of their effects, are largely unpredictable, they can dramatically and suddenly affect travel behavior by consumers, and therefore demand for our services and our relationships with travel service providers and other partners, any of which can adversely affect our business and results of operations. Certain jurisdictions, particularly in Europe, are considering regulations intended to address the issue of “overtourism,” including by restricting access to city centers or popular tourist destinations or limiting accommodation offerings in surrounding areas, such as by restricting construction of new hotels or the renting of homes or apartments. Such regulations could adversely affect travel to, or our ability to offer accommodations in, such markets, which could negatively impact our business, growth and results of operations. The United States has implemented or proposed, or is considering, various travel restrictions and actions that could affect U.S. trade policy or practices, which could also adversely affect travel to or from the United States.

As a result of the recent coronavirus outbreak, the travel industry to experience, and continue to experience, a significant decline in travel demand and increase in customer cancellations predominantly related to travel to, from or in China and certain other Asian markets, though concerns about the coronavirus are also negatively impacting travel demand (and therefore our business) generally. Some countries have implemented travel bans or restrictions and some airlines have suspended or limited flights to or from China. In addition, like many other companies, we have instructed or allowed employees in high-risk areas to work from home or not report to work, which, especially if this persists for a prolonged period of time, may have an adverse impact on our employees, ability to service travelers, operations and systems. The ultimate extent of the coronavirus outbreak and its impact on travel in currently affected countries or more broadly is unknown and impossible to predict with certainty. As a result, the full extent to which the coronavirus will impact our business and results of operations is unknown. However, decreased travel demand resulting from the outbreak has had a negative impact, and is likely to have a negative and material impact, on our business, growth and results of operations. In addition, we may incur additional customer service costs in connection with servicing travelers affected by the outbreak, which would also have a negative impact on our results of operations.

The loss of the services of Leung Tin Lung David, our sole director and officer, and majority shareholder, or our failure to timely identify and retain competent personnel could negatively impact our ability to develop our website and sell our services.

We are highly dependent on Leung Tin Lung David, who is our sole director and officer, and controlling stockholder. The development of our business will continue to place a significant strain on our limited personnel, management, and other resources. Our future success depends upon the continued services of our executive officers who are developing our business, and on our ability to identify and retain competent consultants and employees with the skills required to execute our business objectives. The loss of the services of Jing Li or our failure to timely identify and retain competent personnel would negatively impact our ability to develop our business and license our brand, which could adversely affect our financial results and impair our growth.

Leung Tin Lung David, our President and sole director, beneficially owns approximately or has the right to vote 41.3% of our outstanding common stock and 100% of our Series A Preferred Stock, which has voting power equal to 110% of our issued and outstanding common stock. As a result, Mr. Leung has a substantial voting power in all matters submitted to our stockholders for approval including:

•	Election of our board of directors;
•	Removal of any of our directors or officers;
•	Amendment of our Articles of Incorporation or Bylaws;
•	Adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

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As a result of his ownership and position, Mr. Leung is able to substantially influence all matters requiring stockholder approval, including the election of directors and approval of significant corporate transactions. In addition, the future prospect of sales of significant amounts of shares held by him could affect the market price of our common stock if the marketplace does not orderly adjust to the increase in shares in the market and the value of your investment in our company may decrease. Mr. Leung’s stock ownership may discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which in turn could reduce our stock price or prevent our stockholders from realizing a premium over our stock price.

We are an independent travel services, with little experience in the market, and failure to successfully compensate for this inexperience may adversely impact our operations and financial position.

We operate as an independent business, whose existence is predicated on the brand name Gagfare, and we have no substantial tangible assets in a highly competitive industry. We have little operating history, no customer base and little revenue to date. This makes it difficult to evaluate our future performance and prospects. Our business must be considered in light of the risks, expenses, delays and difficulties frequently encountered in establishing a new business in an emerging and evolving industry characterized by intense competition, including:

•	our business model and strategy are still evolving and are continually being reviewed and revised;
•	we may not be able to raise the capital required to develop our initial customer base and reputation;
•	we may not be able to successfully implement our business model and strategy; and
•	our management consists is conducted by one persons, Leung Tin Lung David, our President and a director.

We cannot be sure that we will be successful in meeting these challenges and addressing these risks and uncertainties. If we are unable to do so, our business will not be successful and the value of your investment in our company will decline.

Our failure to protect our intellectual property and proprietary technology may significantly impair our competitive advantage.

Our success and ability to compete depends in large part upon protecting our proprietary technology. We rely on a combination of patent, trademark and trade secret protection, nondisclosure and nonuse agreements to protect our proprietary rights. The steps we have taken may not be sufficient to prevent the misappropriation of our intellectual property, particularly in foreign countries where the laws may not protect our proprietary rights as fully as in the United States. The patent and trademark law and trade secret protection may not be adequate to deter third party infringement or misappropriation of our patents, trademarks and similar proprietary rights.

We may in the future initiate claims or litigation against third parties for infringement of our proprietary rights in order to determine the scope and validity of our proprietary rights or the proprietary rights of our competitors. These claims could result in costly litigation and the diversion of our technical and management personnel.

We may face costly intellectual property infringement claims, the result of which would decrease the amount of cash we would anticipate to operate and complete our business plan.

We anticipate that from time to time we will receive communications from third parties asserting that we are infringing certain copyright, trademark and other intellectual property rights of others or seeking indemnification against alleged infringement. If anticipated claims arise, we will evaluate their merits. Any claims of infringement brought of third parties could result in protracted and costly litigation, damages for infringement, and the necessity of obtaining a license relating to one or more of our products or current or future technologies, which may not be available on commercially reasonable terms or at all. Litigation, which could result in substantial cost to us and diversion of our resources, may be necessary to enforce our patents or other intellectual property rights or to defend us against claimed infringement of the rights of others. Any intellectual property litigation and the failure to obtain necessary licenses or other rights could have a material adverse effect on our business, financial condition and results of operations.

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We incur costs associated with SEC reporting compliance, which may significantly affect our financial condition.

The Company made the decision to become an SEC “reporting company” in order to comply with applicable laws and regulations. We incur certain costs of compliance with applicable SEC reporting rules and regulations including, but not limited to attorneys’ fees, accounting and auditing fees, other professional fees, financial printing costs and Sarbanes-Oxley compliance costs in an amount estimated at approximately $50,000 per year. On balance, the Company determined that the incurrence of such costs and expenses was preferable to the Company being in a position where it had very limited access to additional capital funding.

We may be required to incur significant costs and require significant management resources to evaluate our internal control over financial reporting as required under Section 404 of the Sarbanes-Oxley Act, and any failure to comply or any adverse result from such evaluation may have an adverse effect on our stock price.

As a smaller reporting company as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended, we are required to evaluate our internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“Section 404”). Section 404 requires us to include an internal control report with our Annual Report on Form 10-K. This report must include management’s assessment of the effectiveness of our internal control over financial reporting as of the end of the fiscal year. This report must also include disclosure of any material weaknesses in internal control over financial reporting that we have identified. Failure to comply, or any adverse results from such evaluation could result in a loss of investor confidence in our financial reports and have an adverse effect on the trading price of our equity securities. Achieving continued compliance with Section 404 may require us to incur significant costs and expend significant time and management resources. No assurance can be given that we will be able to fully comply with Section 404 or that we and our independent registered public accounting firm would be able to conclude that our internal control over financial reporting is effective at fiscal year-end. As a result, investors could lose confidence in our reported financial information, which could have an adverse effect on the trading price of our securities, as well as subject us to civil or criminal investigations and penalties. In addition, our independent registered public accounting firm may not agree with our management’s assessment or conclude that our internal control over financial reporting is operating effectively.

We may not be able to meet the internal control reporting requirements imposed by the SEC resulting in a possible decline in the price of our common stock and our inability to obtain future financing.

As directed by Section 404 of the Sarbanes-Oxley Act, the SEC adopted rules requiring each public company to include a report of management on the company’s internal controls over financial reporting in its annual reports. Although the Dodd-Frank Wall Street Reform and Consumer Protection Act exempts companies with a public float of less than $250 million from the requirement that our independent registered public accounting firm attest to our financial controls, this exemption does not affect the requirement that we include a report of management on our internal control over financial reporting and does not affect the requirement to include the independent registered public accounting firm’s attestation if our public float exceeds $250 million.

While we expect to expend significant resources in developing the necessary documentation and testing procedures required by Section 404 of the Sarbanes-Oxley Act, there is a risk that we may not be able to comply timely with all of the requirements imposed by this rule. Regardless of whether we are required to receive a positive attestation from our independent registered public accounting firm with respect to our internal controls, if we are unable to do so, investors and others may lose confidence in the reliability of our financial statements and our stock price and ability to obtain equity or debt financing as needed could suffer.

In addition, in the event that our independent registered public accounting firm is unable to rely on our internal controls in connection with its audit of our financial statements, and in the further event that it is unable to devise alternative procedures in order to satisfy itself as to the material accuracy of our financial statements and related disclosures, it is possible that we would be unable to file our Annual Report on Form 10-K with the SEC, which could also adversely affect the market for and the market price of our common stock and our ability to secure additional financing as needed.

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We face risks related to the Novel Coronavirus (COVID-19) which could significantly disrupt our development, operations, sales, and financial results.

Our business will be adversely impacted by the effects of the Novel Coronavirus (COVID-19). In addition to global macroeconomic effects, the Novel Coronavirus (COVID-19) outbreak and any other related adverse public health developments will cause disruption to our operations and sales activities. Our third-party vendors, third-party distributors, and our customers have been and will be disrupted by worker absenteeism, quarantines and restrictions on employees’ ability to work, office and factory closures, disruptions to ports and other shipping infrastructure, border closures, or other travel or health-related restrictions. Depending on the magnitude of such effects on our activities or the operations of our third-party vendors and third-party distributors, the supply of our products will be delayed, which could adversely affect our business, operations and customer relationships. In addition, the Novel Coronavirus (COVID-19) or other disease outbreak will in the short-run and may over the longer term adversely affect the economies and financial markets of many countries, resulting in an economic downturn that will affect demand for our products and services and impact our operating results. There can be no assurance that any decrease in sales resulting from the Novel Coronavirus (COVID-19) will be offset by increased sales in subsequent periods. Although the magnitude of the impact of the Novel Coronavirus (COVID-19) outbreak on our business and operations remains uncertain, the continued spread of the Novel Coronavirus (COVID-19) or the occurrence of other epidemics and the imposition of related public health measures and travel and business restrictions will adversely impact our business, financial condition, operating results and cash flows. In addition, we have experienced and will experience disruptions to our business operations resulting from quarantines, self-isolations, or other movement and restrictions on the ability of our employees to perform their jobs that may impact our ability to develop and design our products and services in a timely manner or meet required milestones or customer commitments.

It will be extremely difficult to acquire jurisdiction and enforce liabilities against our officers, directors and assets outside the United States.

Substantially all of our assets are currently located outside of the United States. Additionally, our sole director and officer resides outside of the United States, in Hong Kong. As a result, it may not be possible for United States investors to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments of United States courts predicated upon civil liabilities and criminal penalties of our directors and officers under Federal securities laws. Moreover, we have been advised Hong Kong and the PRC do not have a treaty providing for the reciprocal recognition and enforcement of judgments of courts with the United States.

RISKS ASSOCIATED WITH OUR SECURITIES

The price of our shares of common stock may not reflect our value and there can be no assurance that there will be an active market for our shares of common stock either now or in the future.

Although our common stock is quoted on the OTC Markets, our shares of common stock trade sporadically, and the price of our common stock, if traded, may not reflect our value. There can be no assurance that there will be an active market for our shares of common stock either now or in the future. Market liquidity will depend on the perception of our operating business and any steps that our management might take to bring us to the awareness of investors. There can be no assurance given that there will be any awareness generated. Consequently, investors may not be able to liquidate their investment or liquidate it at a price that reflects the value of the business. As a result holders of our securities may not find purchasers our securities should they to sell securities held by them. Consequently, our securities should be purchased only by investors having no need for liquidity in their investment and who can hold our securities for an indefinite period of time.

If a more active market should develop, the price of our shares of common stock may be highly volatile. Because there may be a low price for our shares of common stock, many brokerage firms may not be willing to effect transactions in our securities. Even if an investor finds a broker willing to effect a transaction in the shares of our common stock, the combination of brokerage commissions, transfer fees, taxes, if any, and any other selling costs may exceed the selling price. Further, many lending institutions will not permit the use of such shares of common stock as collateral for any loans.

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We expect to experience volatility in our stock price, which could negatively affect stockholders’ investments.

Although our common stock is quoted on the OTC Markets under the symbol “NNAX”, there is a limited public market for our common stock. No assurance can be given that an active market will develop or that a stockholder will ever be able to liquidate its shares of common stock without considerable delay, if at all. Many brokerage firms may not be willing to effect transactions in the securities. Even if a purchaser finds a broker willing to effect a transaction in these securities, the combination of brokerage commissions, state transfer taxes, if any, and any other selling costs may exceed the selling price. Furthermore, our stock price may be impacted by factors that are unrelated or disproportionate to our operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price and liquidity of our common stock.

In the past, securities class action litigation has often been brought against a company following periods of volatility in the market price of its securities. Due to the volatility of our common stock price, we may be the target of securities litigation in the future. Securities litigation could result in substantial costs and divert management’s attention and resources.

Stockholders should also be aware that, according to SEC Release No. 34-29093, the market for “penny stock”, such as our common stock, has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the future volatility of our share price.

Our common stock is subject to the “penny stock” rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

Under U.S. federal securities legislation, our common stock will constitute “penny stock”. Penny stock is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require that a broker or dealer approve a potential investor’s account for transactions in penny stocks, and the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased. In order to approve an investor’s account for transactions in penny stocks, the broker or dealer must obtain financial information and investment experience objectives of the person, and make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks. The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prepared by the Commission relating to the penny stock market, which, in highlight form sets forth the basis on which the broker or dealer made the suitability determination. Brokers may be less willing to execute transactions in securities subject to the “penny stock” rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock. Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

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FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (“FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Certain restrictions on the extent of puts may have little, if any, effect on the adverse impact of our issuance of shares in connection with the Investment Agreement, and as such, Strattner may sell a large number of shares, resulting in substantial dilution to the value of shares held by existing stockholders.

Strattner has agreed to refrain from holding an amount of shares which would result in Strattner owning more than 9.99% of the then-outstanding shares of our common stock at any one time. These restrictions, however, do not prevent Strattner from selling shares of common stock received in connection with a put, and then receiving additional shares of common stock in connection with a subsequent put. In this way, Strattner could sell more than 9.99% of the outstanding common stock in a relatively short time frame while never holding more than 9.99% at one time.

Because Strattner will be paying less than the then-prevailing market price for our common stock, your ownership interest may be diluted and the value of our common stock may decline by exercising the put right pursuant to the Investment Agreement.

The common stock to be issued to Strattner pursuant to the Investment Agreement will be purchased at a price equal to the lowest of 85% of the lowest closing bid price of our common stock reported by Bloomberg Finance L.P. in a five consecutive trading day period commencing with the date a put notice is delivered. Because the put price is lower than the prevailing market price of our common stock, to the extent that the put right is exercised, your ownership interest may be diluted. Strattner has a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Strattner sells the shares, the price of our common stock could decrease. If our stock price decreases, Strattner may have a further incentive to sell the shares of our common stock that it holds. These sales may have a further adverse impact on our stock price.

The Investment Agreement’s pricing structure may result in dilution to our stockholders.

Pursuant to the Investment Agreement, Strattner committed to purchase, subject to certain conditions, up to $5,000,000 of our common stock over a sixteen-month period. If we sell shares to Strattner under the Investment Agreement, it will have a dilutive effect on the holdings of our current stockholders, and may result in downward pressure on the price of our common stock. If we draw down amounts under the Investment Agreement, we will issue shares to Strattner at a discount. If we draw down amounts under the Investment Agreement when our share price is decreasing, we will need to issue more shares to raise the same amount than if our stock price was higher. Issuances in the face of a declining share price will have an even greater dilutive effect than if our share price were stable or increasing, and may further decrease our share price.

We may not be able to access sufficient funds pursuant to the terms of the Investment Agreement.

Our ability to put shares to Strattner and obtain funds pursuant to the terms of the Investment Agreement is limited, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Strattner at any one time, which is determined in part by the trading price of our common stock, and a limitation on Strattner’s obligation to purchase if such purchase would result in Strattner beneficially owning more than 9.99% of our common stock. Accordingly, we may not be able to access sufficient funds when needed.

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If we issue additional shares in the future, whether in connection with a financing or in exchange for services or rights, it will result in the dilution of our existing stockholders.

Our articles of incorporation authorize the issuance of up to 500,000,000 shares of common stock with a par value of $0.001 per share, and 175,000,000 shares have been designated as “blank check” preferred stock. As of the date of this Prospectus, the Company had 171,418,500 shares of common stock issued and outstanding. Accordingly, we may issue up to an additional 325,000,000 shares of common stock. Our Board of Directors may choose to issue some or all of such shares to acquire one or more companies or properties, to fund our overhead and general operating requirements and in exchange for services rendered to the Company. Such issuances may not require the approval of our stockholders. We have previously issued shares of our common stock in exchange for services provided to the Company and for certain rights, including as consideration for intellectual property rights. Any future issuances may reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares in the future, such issuance will reduce the proportionate ownership and voting power of all current stockholders.

State securities laws may limit secondary trading, which may restrict the states in which and conditions under which you can sell the shares offered by this prospectus.

Secondary trading in common stock sold in this offering will not be possible in any state until the common stock is qualified for sale under the applicable securities laws of the state or there is confirmation that an exemption, such as listing in certain recognized securities manuals, is available for secondary trading in the state. If we fail to register or qualify, or to obtain or verify an exemption for the secondary trading of, the common stock in any particular state, the common stock could not be offered or sold to, or purchased by, a resident of that state. In the event that a significant number of states refuse to permit secondary trading in our common stock, the liquidity for the common stock could be significantly impacted thus causing you to realize a loss on your investment.

The Company does not intend to seek registration or qualification of its shares of common stock the subject of this offering in any State or territory of the United States. Aside from a “secondary trading” exemption, other exemptions under state law and the laws of US territories may be available to purchasers of the shares of common stock sold in this offering,

Anti-takeover effects of certain provisions of Nevada state law hinder a potential takeover of us.

Though not now, we may be or in the future we may become subject to Nevada’s control share law. A corporation is subject to Nevada’s control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a “controlling interest” which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights is entitled to demand fair value for such stockholder’s shares.

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Nevada’s control share law may have the effect of discouraging takeovers of the corporation.

In addition to the control share law, Nevada has a business combination law which prohibits certain business combinations between Nevada corporations and “interested stockholders” for three years after the “interested stockholder” first becomes an “interested stockholder,” unless the corporation’s board of directors approves the combination in advance. For purposes of Nevada law, an “interested stockholder” is any person who is (i) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (ii) an affiliate or associate of the corporation and at any time within the three previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “business combination” is sufficiently broad to cover virtually any kind of transaction that would allow a potential acquiror to use the corporation’s assets to finance the acquisition or otherwise to benefit its own interests rather than the interests of the corporation and its other stockholders.

The effect of Nevada’s business combination law is to potentially discourage parties interested in taking control of us from doing so if it cannot obtain the approval of our board of directors.

Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless they sell them. Stockholders may never be able to sell shares when desired. Before you invest in our securities, you should be aware that there are various risks. You should consider carefully these risk factors, together with all of the other information included in this annual report before you decide to purchase our securities. If any of the following risks and uncertainties develop into actual events, our business, financial condition or results of operations could be materially adversely affected.

USE OF PROCEEDS

Selling Security Holders may sell all of the common stock offered by this Prospectus from time-to-time. We will not receive any proceeds from the sale of those shares of common stock.

We will pay for expenses of this offering, except that the Selling Security Holders will pay any broker discounts or commissions or equivalent expenses and expenses of its legal counsel applicable to the sale of its shares.

DETERMINATION OF THE OFFERING PRICE

There currently is a limited public market for our common stock. The Selling Security Holders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices.

SELLING SECURITY HOLDERS

This Prospectus relates to the resale of up to (i) 5,000,000 shares of our Common Stock, issuable to Strattner, pursuant to that certain Investment Agreement (the “Investment Agreement”), dated April 16, 2021, by and between the Company and Strattner, and (ii) 182,617 shares of common stock underlying the Note, issuable to EMA Financial.

The Investment Agreement

Pursuant to that certain Investment Agreement (the “Investment Agreement”), dated April 16, 2021, by and between the Company and Strattner, pursuant to which Strattner is committed to purchase up to $5,000,000 to purchase the Company’s common stock. We may draw on the facility from time to time, as and when we determine appropriate in accordance with the terms and conditions of the Investment Agreement.

This offering relates to the resale of up to an aggregate of $5,000,000 in put shares (“Put Shares”) that we may put to Strattner pursuant to the Investment Agreement. Assuming the resale of all 5,000,000 shares offered in this prospectus as Put Shares, this would constitute approximately 2.9% of our outstanding common stock, such 2.9% figure being calculated using the number of our outstanding common stock on a fully diluted basis. It is likely that the number of shares offered in this registration statement is insufficient to allow us to receive the full amount of proceeds under the Investment Agreement.

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The maximum amount of common stock that the Company shall be entitled to put to Strattner under any applicable put notice shall be an amount of shares up to or equal to 200% of the average of the daily trading volume of our common stock for the ten (10) consecutive trading days immediately prior to the applicable date on which we make our put to Strattner, so long as such amount is at least $5,000 and does not exceed $250,000, as calculated by multiplying the number of shares under our put by the average daily volume weighted average price for the 10 consecutive trading days immediately prior the to the applicable date we submit our put to Strattner.

The Company shall not be entitled to submit a notice of put to Strattner until after the previous put closing has been completed. The Company may not deliver a notice of a put to Strattner on or earlier of the tenth (10th) trading day immediately following the preceding date on which the Company last submitted a put to Strattner.

The volume weighted average prices of the common stock of the Company on the OTC Markets of $1.00 per share for the 10 trading days prior to June 21, 2021, is $0.39. At such a price, we will be able to receive up to $1,950,000 in gross proceeds, assuming the sale of the entire 5,000,000 Put Shares being registered hereunder pursuant to the Investment Agreement.

The amount of $5,000,000 was selected based on our potential use of funds over the effective time period to acquire targeted businesses, including their intellectual property, and scale our business at a rapid rate. Our ability to receive the full amount is largely dependent on the daily dollar volume of stock traded during the effective period. Based strictly on the current daily trading dollar volume up to June 21, 2021, we believe it is unlikely that we will be able to receive the entire $5,000,000. We are not dependent on receiving the full amount to execute our business.

In order to sell shares to Strattner under the Investment Agreement, during the Commitment Period, the Company must deliver to Strattner a written put notice on any trading day (the “Put Date”), setting forth the dollar amount to be invested by Strattner (the “Put Notice”). For each share of our common stock purchased under the Investment Agreement, Strattner will pay of the arithmetic average of the lowest VWAPs reported by Bloomberg Finance L.P. in a five consecutive trading day period commencing with the date a put notice is delivered (the “Valuation Period”). The Company may, at its sole discretion, issue a Put Notice to Strattner and Strattner will then be irrevocably bound to acquire such shares.

The Investment Agreement provides that the number of Put Shares to be sold to Strattner shall not exceed the number of shares that when aggregated together with all other shares of the Company’s common stock which Strattner is deemed to beneficially own, would result in Strattner owning more than 9.99% of the Company’s outstanding common stock. The Investment Agreement provides that any provision of the Investment Agreement may be amended or waived only by an instrument in writing signed by the party to be charged with enforcement. The Company and Strattner have entered into an enforceable oral agreement that neither will amend or waive any provision in the Investment Agreement that alters the pricing mechanism or the 9.99% ownership cap which will result in the transaction becoming ineligible to be made on a shelf basis under Rule 415(a)(1)(i).

If, during the term of the Agreement, the Company (i) subdivides or combines the common stock; (ii) pays a dividend in shares of common stock or makes any other distribution of shares of common stock; (iii) issues any options or other rights to subscribe for or shares of common stock and the price per share is less than closing price in effect immediately prior to such issuance; (iv) issues any securities convertible into shares of common stock and the consideration per share for which shares of common stock may at any time thereafter be issuable pursuant to the terms of such convertible securities shall be less that the closing price in effect immediately prior to such issuance; (v) issue shares of common stock otherwise than as provided in the foregoing subsections (i) through (iv) at a price per share less than the closing price in effect immediately prior to such issuance, or without consideration; or (vi) makes a distribution of its assets or evidences of its indebtedness to the holders of common stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law (collectively, a “Valuation Event”), then a new Valuation Period shall begin on the trading day immediately after the occurrence of such Valuation Event and end on the fifth trading day thereafter.

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We are relying on an exemption from the registration requirements of the Securities Act and/or Rule 506 of Regulation D promulgated thereunder. The transaction involves a private offering, Strattner is an “accredited investor” and/or qualified institutional buyer and Strattner has access to information about us and its investment.

Assuming the sale of the entire $5,000,000 in Put Shares being registered hereunder pursuant to the Investment Agreement, we will be able to receive $5,000,000 in gross proceeds. Neither the Investment Agreement nor any rights or obligations of the parties under the Investment Agreement may be assigned by either party to any other person.

There are substantial risks to investors as a result of the issuance of shares of our common stock under the Investment Agreement. These risks include dilution of stockholders, significant decline in our stock price and our inability to draw sufficient funds when needed.

Strattner will periodically purchase our common stock under the Investment Agreement and will, in turn, sell such shares to investors in the market at the prevailing market price. This may cause our stock price to decline, which will require us to issue increasing numbers of common shares to Strattner to raise the same amount of funds, as our stock price declines.

10% Convertible Note

On October 27, 2020, the Registrant offered and sold the Note, dated October 27, 2020, to EMA Financial for aggregate proceeds of $33,000. As of June 9, 2021, there was $35,000 in principal and $2,042 in interest due and owing under the Note. The Note is due July 27, 2021, and carries interest at a rate of 10% per annum. The conversion price of the Note Shares is equal to the lower of: (i) the lowest closing price of the Common Stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the Issue Date of this Note or (ii) 55% of the lowest trading price for the Common Stock on the Principal Market during the twenty (20) consecutive trading days including and immediately preceding the Conversion Date. We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders. The terms and conditions of the Note provide registration rights for the Note Shares.

The Selling Security Holders Table

The following table sets forth the names of the Selling Security Holders, the number of shares of common stock beneficially owned by each Selling Security Holders as of the date hereof and the number of shares of common stock being offered by each Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this prospectus. All information with respect to share ownership has been furnished by the Selling Security Holders. The “Amount Beneficially Owned After Offering” column assumes the sale of all shares offered.

To our knowledge, the none of the Selling Security Holders is a broker-dealer or an affiliate of a broker-dealer. We may require the Selling Security Holders to suspend the sales of the shares of our common stock being offered pursuant to this Prospectus upon the occurrence of any event that makes any statement in this Prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

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Name of Selling Security Holders	Shares Beneficially Owned Prior to Offering(1)	Amount Beneficially Owned After Offering	Number of Shares to Be Owned by Selling Security Holders After the Offering and Percent of Total Issued and Outstanding Shares(1)
		# of Shares(2)	% of Class(2)
Strattner Alternative Credit Fund LP (3)	0	5,000,000	0	*
EMA Financial, LLC (4)	0	182,617	0	*

_________

* Less than 1%

(1)

Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of Common Stock. Shares of Common Stock subject to options and warrants currently exercisable, or exercisable within 60 days, are counted as outstanding for computing the percentage of the person holding such options or warrants but are not counted as outstanding for computing the percentage of any other person.

(2)	We have assumed that the Selling Security Holder will sell all of the shares being offered in this offering.
(3)

Strattner Capital Management Limited, a Hong Kong entity, is the general partner of Strattner Alternative Credit Fund LP and has voting and investment power over the shares beneficially owned by Strattner Alternative Credit Fund LP. Timo Strattner has voting and investment power over the shares beneficially owned by Strattner Capital Management Limited.

(4)

EMA Group, LLC (“EMA Group”) is the investment manager of EMA Financial, LLC. Felicia Preston is the managing member of EMA Group, and she has voting and investment power over the shares beneficially owned by EMA Group.

PLAN OF DISTRIBUTION

This prospectus relates to the resale of shares of our common stock, par value $0.001 per share, by the Selling Security Holders, including (i) 5,000,000 Put Shares that we will put to Strattner, and (ii) 182,617 Note Shares issuable to EMA Financial.

We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders. We may receive proceeds of up to $5,000,000 from the sale of our Put Shares under the Investment Agreement.

The Selling Security Holders may, from time to time sell any or all of their shares of common stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal;
•	facilitate the transaction;
•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted pursuant to applicable law.

The Selling Security Holders may also sell securities under Rule 144 under the Securities Act of 1933, if available, rather than under this Prospectus.

The Selling Security Holders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holders will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The Selling Security Holders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the Selling Security Holders. In addition, the Selling Security Holders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus are “underwriters” as that term is defined under the Securities Act or the Exchange Act, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

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Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by a Selling Security Holders. The Selling Security Holders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act.

The Selling Security Holders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them, and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or any other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as Selling Security Holders under this prospectus.

The Selling Security Holders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus and may sell the shares of common stock from time to time under this prospectus after we have filed an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of Selling Security Holders to include the pledgee, transferee or other successors in interest as a Selling Security Holders under this prospectus.

We are required to pay all fees and expenses incident to the registration of the shares of common stock. Otherwise, all discounts, commissions or fees incurred in connection with the sale of our common stock offered hereby will be paid by the Selling Security Holders.

The Selling Security Holders acquired or will acquire the securities offered hereby in the ordinary course of business and have advised us that they have not entered into any agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares of common stock, nor is there an underwriter or coordinating broker acting in connection with a proposed sale of shares of common stock by any Selling Security Holders. We will file a supplement to this prospectus if a Selling Security Holders enters into a material arrangement with a broker-dealer for sale of common stock being registered. If the Selling Security Holders use this prospectus for any sale of the shares of common stock, it will be subject to the prospectus delivery requirements of the Securities Act.

The anti-manipulation rules of Regulation M under the Exchange Act, may apply to sales of our common stock and activities of the Selling Security Holders. The Selling Security Holders will act independently of us in making decisions with respect to the timing, manner and size of each sale.

We will pay all expenses incident to the registration, offering and sale of the shares of our common stock to the public hereunder other than commissions, fees and discounts of underwriters, brokers, dealers and agents. If any of these other expenses exists, we expect the Selling Security Holders to pay those expenses. We estimate that the expenses of the offering to be borne by us will be approximately $30,000. We will not receive any proceeds from the resale of any of the shares of our common stock by the Selling Security Holders.

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DESCRIPTION OF SECURITIES

General

The following summary includes a description of material provisions of our capital stock.

Authorized and Outstanding Securities

The Company is authorized to issue 500,000,000 shares of common stock, par value $0.001 per share, and 175,000,000 shares of Preferred Stock, par value $0.001 per share, and one (1) of which is designated as Series A Preferred Stock, par value $0.001 per share. As of June 21, 2021, there were issued and outstanding 171,418,500 shares of our common stock, and one (1) share of our Series A Preferred Stock.

Common Stock

The holders of our common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the board of directors in its discretion from funds legally available therefore. In the event of a liquidation, dissolution or winding up of the Company, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. Holders of common stock have no preemptive rights to purchase the Company’s common stock. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

Series A Preferred Stock

On March 11, 2021, the Company designated a class of preferred stock titled, Series A Preferred Stock, with a par value of $0.001 per share, and consisting of one share. The Series A preferred carries voting rights equal to 110% of the total voting rights of the outstanding common stock and voting power of the Company, and has the right to appoint one director of the Company.

Additionally, the one share of Series A Preferred Stock contains protective provisions, which precludes the Company from taking the certain actions without the approval of the holder of the share of Series A Preferred Stock. More specifically, so long as any shares of Series A Preferred Stock are outstanding, the Company shall not, without first obtaining the approval (by vote or written consent, as provided by law) of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

(a)	amend the Articles of Incorporation or, unless approved by the Board of Directors, including by the Series A Director, amend the Company’s Bylaws;

(b)	change or modify the rights, preferences or other terms of the Series A Preferred Stock, or increase or decrease the number of authorized shares of Series A Preferred Stock;

(c)

reclassify or recapitalize any outstanding equity securities, or, unless approved by the Board of Directors, including by the Series A Director, authorize or issue, or undertake an obligation to authorize or issue, any equity securities or any debt securities convertible into or exercisable for any equity securities (other than the issuance of stock-options or securities under any employee option or benefit plan);

(d)	authorize or effect any transaction constituting a “Deemed Liquidation” under the Articles, or any other merger or consolidation of the Company;

(e)

increase or decrease the size of the Board of Directors as provided in the Bylaws of the Company or remove the Series A Director (unless approved by the Board of Directors, including the Series A Director);

(f)	declare or pay any dividends or make any other distribution with respect to any class or series of capital stock (unless approved by the Board of Directors, including the Series A Director);

(g)

redeem, repurchase or otherwise acquire (or pay into or set aside for a sinking fund for such purpose) any outstanding shares of capital stock (other than the repurchase of shares of Common Stock from employees, consultants or other service providers pursuant to agreements approved by the Board of Directors under which the Company has the option to repurchase such shares at no greater than original cost upon the occurrence of certain events, such as the termination of employment) (unless approved by the Board of Directors, including the Series A Director);

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(h)

create or amend any stock option plan of the Company, if any (other than amendments that do not require approval of the stockholders under the terms of the plan or applicable law) or approve any new equity incentive plan;

(i)	replace the President and/or Chief Executive Officer of the Company (unless approved by the Board of Directors, including the Series A Director);

(j)	transfer assets to any subsidiary or other affiliated entity (unless approved by the Board of Directors, including the Series A Director);

(k)

issue, or cause any subsidiary of the Company to issue, any indebtedness or debt security, other than trade accounts payable and/or letters of credit, performance bonds or other similar credit support incurred in the ordinary course of business, or amend, renew, increase or otherwise alter in any material respect the terms of any indebtedness previously approved or required to be approved by the holders of the Series A Preferred Stock (unless approved by the Board of Directors, including the Series A Director);

(l)	modify or change the nature of the Company’s business;

(m)

acquire, or cause a Subsidiary of the Company to acquire, in any transaction or series of related transactions, the stock or any material assets of another person, or enter into any joint venture with any other person (unless approved by the Board of Directors, including the Series A Director); or

(n)

sell, transfer, license, lease or otherwise dispose of, in any transaction or series of related transactions, any material assets of the Company or any Subsidiary outside the ordinary course of business (unless approved by the Board of Directors, including the Series A Director).

Additionally, as long as any shares of Series A Preferred Stock remain outstanding, the holders of a majority of the shares of Series A Preferred Stock represented at a duly called special or annual meeting of such stockholders or by an action by written consent for that purpose shall be entitled to elect a special director to the board of directors.

Dividends

Dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends, if any, will be within the discretion of our board of directors. We intend to retain earnings, if any, for use in its business operations and accordingly, the board of directors does not anticipate declaring any dividends in the foreseeable future.

Warrants

We have no warrants issued or outstanding.

Convertible Note

On October 27, 2020, the Registrant offered and sold the Note, dated October 27, 2020, to EMA Financial for aggregate proceeds of $33,000. As of June 9, 2021, there was $35,000 in principal and $2,042 in interest due and owing under the Note. The Note is due July 27, 2021, and carries interest at a rate of 10% per annum. The conversion price of the Note Shares is equal to the lower of: (i) the lowest closing price of the Common Stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the Issue Date of this Note or (ii) 55% of the lowest trading price for the Common Stock on the Principal Market during the twenty (20) consecutive trading days including and immediately preceding the Conversion Date. We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders.

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Registration Rights

In connection with the execution of the Investment Agreement, on April 16, 2021, the Company and Strattner also entered into the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, the Company has agreed to file the Registration Statement with the Commission to register an agreed upon number of Put Shares, on or prior to the Filing Deadline and have it declared effective on or before the Effectiveness Deadline.

We must use commercially reasonable best efforts to keep such registration statement continuously effective until all registrable securities covered by such registration statement (i) have been sold, thereunder or pursuant to Rule 144, or (ii) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144, as determined by the counsel to the Company pursuant to a written opinion letter to such effect.

The terms and conditions of the Note provide registration rights for the Note Shares.

All fees and expenses incident to the performance of or compliance with, the Financing Rights Agreement by the Company shall be borne by the Company

Transfer Agent and Registrar

Our transfer agent is Action Stock Transfer Corporation, whose address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah, and whose telephone number is (801) 274-1088.

Indemnification of Officers and Directors

Subsection 7 of Section 78.138 of the Nevada Revised Statutes (the “Nevada Law”) provides that, subject to certain very limited statutory exceptions, a director or officer is not individually liable to the corporation or its stockholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer, unless it is proven that the act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and such breach of those duties involved intentional misconduct, fraud or a knowing violation of law. The statutory standard of liability established by Section 78.138 controls even if there is a provision in the corporation’s articles of incorporation unless a provision in the Company’s Articles of Incorporation provides for greater individual liability.

Subsection 1 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (any such person, a “Covered Person”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the Covered Person in connection with such action, suit or proceeding if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe the Covered Person’s conduct was unlawful.

Subsection 2 of Section 78.7502 of the Nevada Law empowers a corporation to indemnify any Covered Person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in the capacity of a Covered Person against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the Covered Person in connection with the defense or settlement of such action or suit, if the Covered Person is not liable pursuant to Section 78.138 of the Nevada Law or the Covered Person acted in good faith and in a manner the Covered Person reasonably believed to be in or not opposed to the best interests of the Company. However, no indemnification may be made in respect of any claim, issue or matter as to which the Covered Person shall have been adjudged by a court of competent jurisdiction (after exhaustion of all appeals) to be liable to the corporation or for amounts paid in settlement to the corporation unless and only to the extent that the court in which such action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances the Covered Person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

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Section 78.7502 of the Nevada Law further provides that to the extent a Covered Person has been successful on the merits or otherwise in the defense of any action, suit or proceeding referred to in Subsection 1 or 2, as described above, or in the defense of any claim, issue or matter therein, the corporation shall indemnify the Covered Person against expenses (including attorneys’ fees) actually and reasonably incurred by the Covered Person in connection with the defense.

Subsection 1 of Section 78.751 of the Nevada Law provides that any discretionary indemnification pursuant to Section 78.7502 of the Nevada Law, unless ordered by a court or advanced pursuant to Subsection 2 of Section 78.751, may be made by a corporation only as authorized in the specific case upon a determination that indemnification of the Covered Person is proper in the circumstances. Such determination must be made (a) by the stockholders, (b) by the board of directors of the corporation by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding, (c) if a majority vote of a quorum of such non-party directors so orders, by independent legal counsel in a written opinion, or (d) by independent legal counsel in a written opinion if a quorum of such non-party directors cannot be obtained.

Subsection 2 of Section 78.751 of the Nevada Law provides that a corporation’s articles of incorporation or bylaws or an agreement made by the corporation may require the corporation to pay as incurred and in advance of the final disposition of a criminal or civil action, suit or proceeding, the expenses of officers and directors in defending such action, suit or proceeding upon receipt by the corporation of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that he or she is not entitled to be indemnified by the corporation. Subsection 2 of Section 78.751 further provides that its provisions do not affect any rights to advancement of expenses to which corporate personnel other than officers and directors may be entitled under contract or otherwise by law.

Subsection 3 of Section 78.751 of the Nevada Law provides that indemnification pursuant to Section 78.7502 of the Nevada Law and advancement of expenses authorized in or ordered by a court pursuant to Section 78.751 does not exclude any other rights to which the Covered Person may be entitled under the articles of incorporation or any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, for either an action in his or her official capacity or in another capacity while holding his or her office. However, indemnification, unless ordered by a court pursuant to Section 78.7502 or for the advancement of expenses under Subsection 2 of Section 78.751 of the Nevada Law, may not be made to or on behalf of any director or officer of the corporation if a final adjudication establishes that his or her acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action. Additionally, the scope of such indemnification and advancement of expenses shall continue for a Covered Person who has ceased to be a director, officer, employee or agent of the corporation, and shall inure to the benefit of his or her heirs, exe

Section 78.752 of the Nevada Law empowers a corporation to purchase and maintain insurance or make other financial arrangements on behalf of a Covered Person for any liability asserted against such person and liabilities and expenses incurred by such person in his or her capacity as a Covered Person or arising out of such person’s status as a Covered Person whether or not the corporation has the authority to indemnify such person against such liability and expenses.

The Bylaws of the Company provide for indemnification of Covered Persons substantially identical in scope to that permitted under the Nevada Law. Such Bylaws provide that the expenses of directors and officers of the Company incurred in defending any action, suit or proceeding, whether civil, criminal, administrative or investigative, must be paid by the Company as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of such director or officer to repay all amounts so advanced if it is ultimately determined by a court of competent jurisdiction that the director or officer is not entitled to be indemnified by the Company.

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DESCRIPTION OF BUSINESS

Our Corporate History and Background

The Company was incorporated on July 1, 1999, under the laws of the State of Nevada, under the name “Han Logistics, Inc.” On August 6, 2015, the Company changed its name to “Eason Education Kingdom Holdings, Inc.” On June 18, 2020, the Company changed its name to New Momentum Corporation.

Amee Han Lombardi served as President, Secretary, Treasurer and a director from July 1, 1999 until her resignation on February 13, 2015. Michael Vardakis served as a director from April 19, 2012 until his resignation on February 13, 2015. On February 13, 2015, Kin Hon Chu was appointed a director, Law Wai Fan was appointed Chief Executive Officer, Cheng Kin Ning was appointed Chief Financial Officer, and Marie Huen Lai Chun was appointed Chief Operating Officer. On April 27, 2020, Leung Tin Lung David acquired approximately 233,813,213, or approximately 75.2%, of the issued and outstanding shares of common stock of the Company on such date.

On May 27, 2020, Chu Kin Hon resigned a director; Law Wai Fan resigned as Chief Executive Officer and President; Cheng Kin Ning resigned as Chief Financial Officer, Secretary and Treasurer; and Marie Huen Lai Chun resigned as Chief Operating Officer, of the Company. Effective May 27, 2020, Leung Tin Lung David was appointed as President, Secretary, and Treasurer and a Director of the Company. Mr. Leung is currently the sole director and officer of the Company.

Reverse Acquisition of Nemo Holding

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

As a result of the share exchange, Nemo Holding became a wholly-owned subsidiary of the Company.

The share exchange transaction with Nemo Holding was treated as a reverse acquisition, with Nemo Holding as the acquiror and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this Form 8-K to business and financial information for periods prior to the consummation of the reverse acquisition, we are referring to the business and financial information of Nemo Holding.

As of March 19, 2020, there were 340,268,500 shares of the Registrant’s common stock, par value $0.001 per share, outstanding. Mr. Leung is presently the beneficial holder of 233,813,213 shares of common stock, or 68.7%, of the issued and outstanding shares of common stock of Nemo Holding, making him the controlling stockholder of the Company.

Organization & Subsidiaries

We have one operating subsidiary, Nemo Holding Company Limited., a British Virgin Islands corporation.

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Overview of Nemo Holding

Our wholly owned subsidiary, Nemo Holding was incorporated on April 16, 2020, in the British Virgin Islands.

The business of Nemo Holding is now the principal business of the Company. Nemo Holding has developed and operates an online ticketing platform named Gagfare.com, which provides a ticketing system for individuals and agencies to search, book and issue flight tickets and other services. The Company also offers its services through its app, Gagfare.

Nemo Holding principal administrative offices are located at Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong, and our telephone number is +852 2911-0119. Our website is www.gagfare.com.

Summary Financial Information

The tables and information below are derived from our unaudited financial statements as of March 31, 2021.

March 31, 2021
Financial Summary
Cash and Cash Equivalents	$45,512
Total Assets	108,137
Total Liabilities	308,096
Total Stockholders’ Equity (Deficit)	$(199,959)

Nemo Holding Company Limited has developed and operates an online ticketing platform, named Gagfare.com, which provides a ticketing system for individuals and agencies to search, book and issue flight tickets and other services.

Being the pioneer to provide “book-now-pay-later” option for securing flight ticket reservations, Gagfare enables travelers to search flights directly with over 500 airlines globally, and securing a confirmed, impartial airfare on their desired flight, instantly. With a unique and first time ever ‘book-now-pay-later’ solution provides by Gagfare, travelers can now pay only $2.00 to secure up to nine flight seats, well in advance in schedule, on their desired flight. Travelers don’t have to pay the rest of the fare until closer to their travel date.

The business mission of Gagfare is to let customers to “get a good fare.” Gagfare taps into multiple global distribution systems specifically for flight reservations, enables customers to be able to search and book their flights directly in the airlines’ own reservation systems. This gives travelers access to the best available promotional deals they may never encounter anywhere else online. Gagfare ensures to offer the best available airfare, on any given travel day, on any given flight, on any of the world’s leading airlines.

Travelers are using many of the existing online travel booking sites are spending lots of time searching and comparing for flight ticket options, and being rushed to pay the full ticket price as early as the platforms want. Often travelers may find out the selected flight fare options may no longer be available when they want to make the purchase. Advance booking is not available in most online travel booking sites today.

With user-friendly web and mobile application interfaces, Gagfare enables instant access to hundreds of thousands of flights around the world. Customers can also choose from their favorite airlines or search for alternate route options. Travelers can book itineraries with multiple stops, and check for their bookings through the airline official booking web sites by using the Gagfare booking reference information. Gagfare user just needs to pay $2.00 through multiple popular online payment methods to secure the best seats on their best flight choice instantly. A reminder will be sent through email to the customer when it is time to pay the flight ticket fare and issue the flight ticket.

In the future, Gagfare will also tap into the booking of travel packages, cruises, trains and buses tickets, hotels, theme parks, sports and event tickets as well, giving a one-stop travel and entertainment booking center for the consumers worldwide.

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Revenue and User Model

Gagfare plans that its revenue will be derived from online flight ticket booking and ticket issuance.

For each advance booking that user makes through the Gagfare’s state of the art book-now-pay-later solution, a non-refundable $2.00 booking fee is paid to Gagfare. The booking fee will not apply to the flight ticket payment at ticket issuance.

When user has decided to issue the booked flight plan, full payment for the tickets will be made for ticket issuance. Gagfare may still get a market ticket price margin from the ticket issuance transactions, depending on the type of ticket offering from the ticket source which the user has chosen.

Gagfare will also provide advertising spots on the web and mobile application platforms, for travel related businesses to advertise on the platforms, which will bring a stream of advertising income to the platform.

While the technology already developed and operational, Gagfare will later expand into the other ticketing markets, include travel packages, cruises, trains and buses, hotel rooms, theme parks, sports and even tickets, apply similar search, book and buy ticket business model and mechanisms which is already applied to flight tickets.

Intellectual Property

We rely on a combination of trademark laws, trade secrets, confidentiality provisions and other contractual provisions to protect our proprietary rights, which are primarily our brand names, product designs and marks. We do not own any patents.

Pursuant to a Cooperation Agreement, dated February 1, 2016, by and between Gagfare Limited, a Hong Kong corporation and wholly owned subsidiary of the Company, and JJ Explorer Tours Limited, a Hong Kong corporation (“JJ Explorer”), controlled by Leung Tin Lung David, JJ Explorer develops and maintains website and mobile application platforms the Company uses in the operation of its business in exchange for 50% of the net earnings the Company earns through its Gagfare website and mobile application platforms for a term of five years.

Government Regulation and Approvals

We are not aware of any governmental regulations or approvals required for any of our services or products. We do not believe that we are subject to any government regulations relating to the ownership and licensing of our intellectual property.

Employees

As of the date hereof, we have 1 non-employee officer, Leung Tin Lung David, who operates our company. The Company also uses 19 independent contractor consultants and advisors in connection with its operations.

Competition

We operate in the travel industry and face strong competition in terms of distribution, brand recognition, taste, quality, price, availability, and product positioning. The market is highly fragmented, and the resources of our competitors may increase due to mergers, consolidations or alliances, and we may face new competitors in the future. Our main competitors include a plethora of internet-based travel websites. Furthermore, we face competition from producers of other beverages. In addition, as we seek to expand our market share and to penetrate into new markets, we may have difficulty competing. From time to time in response to competitive and customer pressures or to maintain market share, we may be forced to reduce our selling prices or increase or reallocate spending on marketing, advertising, or promotions in order to compete. These types of actions could decrease our profit margins. Such pressures may also restrict our ability to increase our selling prices in response to raw material and other cost increases. In light of the strong competition that we currently face, and which may intensify in the future, there can be no assurance that we will be able to increase the sales of our products or even maintain our past levels of sales, or that our profit margins will not be reduced. If we are unable to increase our product sales or to maintain our past levels of sales and profit margins, our business, financial condition, results of operations and prospects may be materially and adversely affected.

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Description of Properties

Our executive offices are located at Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong, and our telephone number is +852 2911-0119. We do not own any real estate or other physical properties.

Bankruptcy or Similar Proceedings

We have never been subject to bankruptcy, receivership or any similar proceeding.

Reports to Security Holders

We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended, and accordingly, file current and periodic reports, proxy statements and other information with the SEC. We have also filed with the Commission a Registration Statement on Form S-1, under the Securities Act of 1933, as amended, with respect to the securities offered by this prospectus. This prospectus, which forms a part of the registration statement, does not contain all the information set forth in the registration statement, as permitted by the rules and regulations of the Commission. You may obtain copies of our reports from the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549, on official business days during the hours of 10 A.M. to 3 P.M. or on the SEC’s website, at www.sec.gov. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

PROPERTIES

Our executive offices are located at Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong.

LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

Since July 27, 2020, our common stock has been quoted on the OTCQB and/or OTC Pink tiers of the OTC Markets Group Inc., under the symbol “NNAX.” Between August 26, 2015 and July 26, 2020, our common stock was quoted on the OTCQB and/or OTCPink, tiers under the stock symbol “EKKH.” On May 25, 2021, the last day that our shares of common stock traded, the closing bid price for our common stock was $1.00.

Stockholders

As of the date of this Prospectus, there were 171,418,500 shares of common stock issued and outstanding held by approximately 121 stockholders of record, and one (1) share of our Series A Preferred Stock held by one stockholder of record.

Transfer Agent

Our transfer agent is Action Stock Transfer Corporation, whose address is 2469 E. Fort Union Blvd., Suite 214, Salt Lake City, Utah, and whose telephone number is (801) 274-1088.

Dividends

We have not paid dividends to date and do not anticipate paying any dividends in the foreseeable future. Our Board of Directors intends to follow a policy of retaining earnings, if any, to finance our growth. The declaration and payment of dividends in the future will be determined by our Board of Directors in light of conditions then existing, including our earnings, financial condition, capital requirements and other factors.

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Recent Sales of Unregistered Securities

None.

Securities Authorized for Issuance Under Equity Compensation Plans

We have not established any compensation plans under which equity securities are authorized for issuance.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

On October 19, 2020, the Company approved its 2020 Stock Incentive Plan (the “Plan”) and authorized the Leung Tin Lung David, the Company’s President, to issue up to 20,000,000 shares of common stock under the Plan. As of the date of this Prospectus, 19,400,000 shares of common stock are issued under the Plan, and 600,000 shares of common stock are remaining authorized shares for issuance under the Plan.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

Cautionary Statement Regarding Forward-Looking Information

The statements in this registration statement that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. These statements appear in a number of different places in this report and can be identified by words such as “estimates”, “projects”, “expects”, “intends”, “believes”, “plans”, or their negatives or other comparable words. Also look for discussions of strategy that involve risks and uncertainties. Forward-looking statements include, among others, statements regarding our business plans and availability of financing for our business.

OVERVIEW

The Company was incorporated in the State of Nevada on July 1, 1999, and established a fiscal year end of December 31.

Going Concern

To date the Company has little operations or revenues and consequently has incurred recurring losses from operations. No revenues are anticipated until we complete the financing we endeavor to obtain, as described in the Form 10-K, and implement our initial business plan. The ability of the Company to continue as a going concern is dependent on raising capital to fund our business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company’s ability to continue as a going concern.

Our activities have been financed from related-party loans and the proceeds of share subscriptions. During October 2015, the Company raised a total of $300,500 in cash from offerings of our common stock. We have no outstanding loans.

The Company plans to raise additional funds through debt or equity offerings. There is no guarantee that the Company will be able to raise any capital through this or any other offerings.

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PLAN OF OPERATION

We are an early stage corporation and have generated revenues of $338,949 and $237,980 from our business for the three months ended March 31, 2021 and for the year ended December 31, 2020, respectively. We have developed and operate an online ticketing platform named Gagfare.com, which provides a ticketing system for individuals and agencies to search, book and issue flight tickets and other services. During the 12 months following the date of filing of this Prospectus, will be focused on attempting to raise $10,000,000 of funds to expand our business. We have no assurance that future financing will materialize. If that financing is not available, we may be unable to continue. However, if such public financing is not available, we could fail to satisfy our future cash requirements. We have no assurance that future financing will materialize. If that financing is not available we may be unable to continue. Management believes that if subsequent private placements are successful, we will be able to generate sales revenue within the following twelve months thereof. However, additional equity financing may not be available to us on acceptable terms or at all, and thus we could fail to satisfy our future cash requirements.

If we are unsuccessful in raising the additional proceeds through a private placement offering we will then have to seek additional funds through debt financing, which would be highly difficult for an early-stage company to secure. Therefore, the Company is highly dependent upon the success of the anticipated private placement offering and failure thereof would result in the Company having to seek capital from other sources such as debt financing, which may not even be available to the Company. However, if such financing were available, because we are an early stage company, it would likely have to pay additional costs associated with high risk loans and be subject to an above market interest rate. At such time these funds are required, management would evaluate the terms of such debt financing and determine whether the business could sustain operations and growth and manage the debt load. If we cannot raise additional proceeds via a private placement of its common stock or secure debt financing it would be required to cease business operations. As a result, investors in our common stock would lose all of their investment.

With new investors joining, the Company is operating a travel services businesses, which includes an online ticketing platform Gagfare, which provides to travelers a “Book Now, Pay Later” business model, for travelers to secure the best fares and reserve flights well ahead of time. The Company will also become the driving force behind a bold new hospitality concept that takes nature lovers and intrepid travelers to exciting new and established destinations. The curated collection of boutique properties, each with a focus on diving, sustainability, conservation, and cultural authenticity, offers a thoroughly contemporary travel experience that is intrinsically linked to the destination, its heritage and its culture.

RESULTS OF OPERATIONS

Comparison of the Three Months ended March 31, 2021 and 2020

As of March 31, 2021, we suffered from a working capital deficit of $225,890. As a result, our continuation as a going concern is dependent upon improving our profitability and the continuing financial support from our stockholders or other capital sources. Management believes that the continuing financial support from the existing shareholders and external financing will provide the additional cash to meet our obligations as they become due. Our financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

The following table sets forth certain operational data for the three months ended March 31, 2021 and 2020:

	Three Months Ended March 31,
	2021	2020
Revenues	$338,949	$20
Cost of revenue	(337,826)	-
Gross profit	1,123	20
Total operating expenses	(38,359)	(3,538)
Other (expense) income	(2,172)	10,295
(Loss) income before Income Taxes	(39,408)	6,777
Income tax expense	-	-
Net (loss) income	(39,408)	6,777

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Revenue. We generated revenues of $338,949 and $20 for the three months ended March 31, 2021 and 2020.

Cost of Revenue. Cost of revenue for the three months ended March 31, 2021 and 2020, was $337,826 and $0, respectively. Cost of revenue increased primarily as a result of the increase in our business volume.

Gross Profit. We achieved a gross profit of $1,123 and $20 for the three months ended March 31, 2021 and 2020, respectively. The increase in gross profit is primarily attributable to the increase in our business volume.

General and Administrative Expenses (“G&A”). We incurred G&A expenses of $38,359 and $3,538 for the three months ended March 31, 2021 and 2020, respectively. The increase in G&A is primarily attributable to the increase in business volume..

Income Tax Expense. Our income tax expenses for the three months ended March 31, 2021 and 2020 were $0.

Net Loss. During the three months ended March 31, 2021, we incurred a net loss of $39,408, as compared to a net profit of $6,777 for the three months ended March 31, 2020.

Liquidity and Capital Resources

As of March 31, 2021, we had cash and cash equivalents of $42,512, accounts receivable of $487, deposits, prepayments and other receivables of $19,897.

We believe that our current cash and other sources of liquidity discussed below are adequate to support general operations for at least the next 12 months.

	Three Months Ended March 31,
	2021	2020
Net cash (used in) provided by operating activities	$(34,466)	$7,041
Net cash provided by investing activities	-	-
Net cash provided by financing activities	12,117	220

Net Cash (Used In) Provided By Operating Activities.

For the three months ended March 31, 2021, net cash used in operating activities was $34,466, which consisted primarily of a net loss of $39,408, offset by a depreciation of right-of-use asset of $5,038, amortization of convertible note discount of $667, an increase in accounts receivables of $113, an increase in lease liabilities of $632 and a decrease in accrued liabilities and other payables of $1,282.

For the three months ended March 31, 2020, net cash provided by operating activities was $6,989, which consisted primarily of a net profit of $6,777, offset by an increase in accounts receivables of $21 and an increase in accrued liabilities and other payable of $285.

We expect to continue to rely on cash generated through financing from our existing shareholders and private placements of our securities, however, to finance our operations and future acquisitions.

Net Cash Provided By Investing Activities.

For the three months ended March 31, 2021 and 2020, there are no net cash provided by investing activities.

Net Cash Provided By Financing Activities.

For the three months ended March 31, 2021, net cash provided by financing activities was $12,117 consisting primarily of $6,774 payment of lease liabilities, offset by $18,891 advances from directors.

For the three months ended March 31, 2020, net cash provided by financing activities was $220 consisting primarily of $2,564 repayment to related companies of the Company, offset by $2,784 advances from directors.

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COVID-19

We continue to evaluate the impact of the COVID-19 pandemic on the industry and our Company and have concluded that while it is reasonably possible that the virus could have a negative effect on our financial position and results of our operations, the specific impact is not readily determinable as of the date of this filing. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Off-Balance Sheet Arrangements

We had no off-balance sheet arrangements for the three months ended March 31, 2021.

Subsequent Events

None through date of this filing.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following table sets forth the names and ages of our current directors and executive officers, the principal offices and positions held by each person:

Name	Age	Positions

Leung Tin Lung David	58	President, Chief Executive Officer, Secretary, Treasurer and Director

Leung Tin Lung David

President, Secretary, Treasurer and Director

Mr. Leung, age 58, has served as our President, Secretary, Treasurer and sole Director since May 27, 2020. He was appointed Chief Executive Officer on April 16, 2021. Mr. Leung is a long-term veteran in the travel industry, with many years of experience working with government and travel trade partners. He is the founder and has been the Managing Director of JJ Explorer Tour Limited, a position he has held since 2007. From 2011 until 2017, Mr. Leung was the Marketing Representative of Philippine Department of Tourism, Hong Kong and Macau. Mr. Leung graduated from the University of Minnesota in 1984. Mr. Leung’s background in the travel industry led to our conclusion that he should serve as a director in light of our business and structure.

Director Qualifications

We believe that our directors should have the highest professional and personal ethics and values, consistent with our values and standards. They should have broad experience at the policy-making level in business or banking. They should be committed to enhancing stockholder value and should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all director duties for us. Each director must represent the interests of all stockholders. When considering potential director candidates, the Board also considers the candidate’s character, judgment, diversity, age and skills, including financial literacy and experience in the context of our needs and the needs of the Board.

Term of Office

All directors hold office until the next annual meeting of the stockholders of the Company and until their successors have been duly elected and qualified. The Company’s Bylaws provide that the Board of Directors will consist of no less than three members. Officers are elected by and serve at the discretion of the Board of Directors.

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Director Independence

Our board of directors is currently composed of one member, and such member does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market (the Company has no plans to list on the NASDAQ Global Market). The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to our director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by our director and us with regard to our director’s business and personal activities and relationships as they may relate to us and our management.

Certain Legal Proceedings

To our knowledge, our directors and executive officers have not been involved in any of the following events during the past ten years:

•

Any bankruptcy petition filed by or against such person or any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	Any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);
•

Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting his involvement in any type of business, securities or banking activities or to be associated with any person practicing in banking or securities activities;

•

Being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a Federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•

Being subject of, or a party to, any Federal or state judicial or administrative order, judgment decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of any Federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•

Being subject of or party to any sanction or order, not subsequently reversed, suspended, or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Significant Employees and Consultants

As of the date of this Prospectus, the Company has no significant employees, other than its officers and directors acting in such capacity. The Company is managed by Leung Tin Lung David, our sole director and officer.

Audit Committee and Conflicts Of Interest

Since we do not have an audit, compensation or governance and nominating committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. The Board of Directors has not established an audit committee and does not have an audit committee financial expert, nor has the Board of Directors established a nominating committee. The Board is of the opinion that such committees are not necessary since the Company is an early stage company and has only one director, and to date, such director has been performing the functions of such committees. Thus, there is a potential conflict of interest in that our sole director and officer has the authority to determine issues concerning management compensation, nominations, and audit issues that may affect management decisions.

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Family Relationships

There are no family relationships among our directors or officers. Other than as described above, we are not aware of any other conflicts of interest with any of our executive officers or directors.

Stockholder Communications with the Board Of Directors

We have not implemented a formal policy or procedure by which our stockholders can communicate directly with our Board of Directors. Nevertheless, every effort has been made to ensure that the views of stockholders are heard by the Board of Directors or individual directors, as applicable, and that appropriate responses are provided to stockholders in a timely manner. We believe that we are responsive to stockholder communications, and therefore have not considered it necessary to adopt a formal process for stockholder communications with our Board. During the upcoming year, our Board will continue to monitor whether it would be appropriate to adopt such a process.

Code of Ethics

The Company has not adopted a code of ethics that applies to its principal executive officers, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Company has not adopted a code of ethics because it has only commenced operations.

Employment Agreements

On April 16, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Leung Tin Lung David, our President and Chief Executive Officer and sole director.

The Employment Agreement provides that Mr. Leung shall act as the Company’s Chief Executive Officer at an initial annual base salary of $240,000. Mr. Leung’s monthly base salary shall increase by $30,000 per month, which is equivalent to $360,000 on an annualized basis, at the time that the Company closes on a Qualified Financing. For the purposes of the Employment Agreement, a “Qualified Financing” shall mean an equity or debt financing in which the Company offers and sells equity or debt securities for an aggregate purchase price of, and obtains gross cash proceeds in an amount of, not less than $1,000,000. Mr. Leung may, in his sole discretion, elect to receive any monthly base salary due to him, in whole or in part, in the form of a restricted stock grant, or a warrant or an option with no or a an exercise price of $0.00001 per share, with a future vesting date to be determined by Mr. Leung, and a term of 10 years. Mr. Leung’s base salary shall increase by 7% on April 1 of each year, based on the salary due to Mr. Leung in the year prior to each such increase.

In addition to new hire option grants and any other outstanding options that Mr. Leung may currently hold, Mr. Leung is eligible to participate in the Company’s 2020 Stock Incentive Program, and any employee benefit plan of the Company (the “Program”) whereby each year Mr. Leung may receive an option for up to 5,000,000 shares of Company Common Stock (the “Option”) per year. The Option, if granted, will vest and become exercisable over a four (4) year vesting period such that 1/48 of the total number of Option shares will vest and become exercisable on each monthly anniversary. Vesting is contingent upon Mr. Leung’s continued employment with the Company.

Mr. Leung is eligible for a cash bonus(es) equal to 10% of first $1,000,000 of earnings before interest, tax, depreciation and amortization (“EBITDA”) of the Company, 8% of the second $1,000,000 of EBITDA of the Company, 6% of the third $1,000,000 of EBITDA of the Company, 4% of the fourth $1,000,000 of EBITDA of the Company, and 2% of all EBITDA of the Company in excess of $4,000,000. All such bonus payments are due to Mr. Leung when the Company earns its EBITDA. In lieu of any cash payment due to Mr. Leung as a bonus, Mr. Leung, may in his sole discretion, elect to receive shares of common stock of the Company at a rate of $0.27805 per share (the closing price per share of common stock of the Company on the OTC Markets on April 15, 2021). In lieu of any issuance of shares common stock by the Company to Mr. Leung as a bonus, Mr. Leung may, in his sole discretion, elect to receive any monthly base salary due to him, in whole or in part, in the form of a restricted stock grant, or a warrant or an option with no or a an exercise price of $0.27805 per share, with a future vesting date to be determined by Mr. Leung, and a term of 10 years.

Mr. Leung is also eligible for a cash bonus in the event of any sale (whether in one or a series of transactions) of all or a substantial amount of the assets or the capital stock of the Company, any sale, merger, consolidation or other event which results in the transfer of control of or a material interest in the Company or of all or a substantial amount of the assets thereof, as well as any recapitalization, restructuring or liquidation of the Company by the current owners, a third party or any combination thereof, or any other form of transaction or disposition which results in the effective sale of the principal business and operations of the Company by the current owners (a “Transaction”).

In the event a Transaction is consummated or if the Company enters into an agreement providing for a Transaction, the Company will pay Mr. Leung a “Transaction Fee,” payable in cash or other immediately available funds at the closing of the Transaction. The Transaction Fee shall be equal to 3% of the aggregate value (as defined below) of the Transaction; however, in no event shall the Transaction Fee be less than $750,000.

In the event a licensing transaction is consummated by the Company for a licensing aggregate value of greater than $5,000,000, the Company will pay Mr. Leung a cash fee (the “Licensing Transaction Fee”), payable in cash or other immediately available funds at the closing of the Licensing Transaction, equal to 6.0% of the Licensing Aggregate Value; provided, however, that in no event shall the License Transaction Fee be less than $750,000.

1,000,000 shares of common stock shall be issued to Mr. Leung when the Company’s securities are listed on an exchange or the OTCQX tier of the OTC Markets Group, Inc. In lieu of such an issuance of 1,000,000 shares common stock, Mr. Leung may, in his sole discretion, elect to receive such shares, in the form of a restricted stock grant, or a warrant or an option with no or a an exercise price of $0.00001 per share, with a future vesting date to be determined by Mr. Leung, and a term of 10 years.

The Company will pay for Mr. Leung’s costs related to his (i) reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) car and commuting costs, not to exceed $1,000 per month, and (iii) club membership costs, payable not later than 10 days after the end of each month.

Mr. Leung is also entitled a severance payment for his then current annual base salary rate upon the termination of his employment by the Company without cause or by him for good reason or in the event of a change in control.

Indemnification Agreements

We have no indemnification agreements with our officers, directors or any other person.

Family Relationships

No family relationships exist between our officers and directors or any person who is an affiliate of the Company.

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ITEM 11. EXECUTIVE COMPENSATION

Summary Compensation Table

The summary compensation table below shows certain compensation information for services rendered in all capacities to us by our principal executive officer and principal financial officer and by each other executive officer whose total annual salary and bonus exceeded $100,000 during the fiscal periods ended December 31, 2020 and 2019. Other than as set forth below, no executive officer’s total annual compensation exceeded $100,000 during our last fiscal period.

						Non-Equity
						Incentive	Nonqualified
Name and				Stock	Option	Plan	Deferred	All Other
Principal Position	Year	Salary ($)	Bonus ($)	Awards ($)	Awards ($)	Compensation($)	Compensation($)	Compensation($)	Total ($)
Law Wai	2020	0	0	0	0	0	0	0	0
Fan (1)	2019	0	0	0	0	0	0	0	0

Cheng Kin	2020	0	0	0	0	0	0	0	0
Ning (2)	2019	0	0	0	0	0	0	0	0

Marie Huen	2020	0	0	0	0	0	0	0	0
Lai Chun (3)	2019	0	0	0	0	0	0	0	0

Leung Tin	2020	0	0	0	0	0	0	0	0
Lung David (4)	2019	0	0	0	0	0	0	0	0

___________

(1)	Appointed President and Chief Executive Officer an on February 13, 2015; resigned from all such positions on May 27, 2020.
(2)	Appointed Chief Financial Officer, Secretary and Treasurer on February 13, 2015; resigned from all such positions on May 27, 2020.
(3)	Appointed Chief Operating Officer on February 13, 2015; resigned from such position on May 27, 2020.
(4)	Appointed President, Secretary, Treasurer and director on May 27, 2020. Appointed Chief Executive Officer on April 16, 2021.

Employment Contracts, Termination of Employment, Change-in-Control Arrangements

On April 16, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Leung Tin Lung David, our President and Chief Executive Officer and sole director.

The Employment Agreement provides that Mr. Leung shall act as the Company’s Chief Executive Officer at an initial annual base salary of $240,000. Mr. Leung’s monthly base salary shall increase by $30,000 per month, which is equivalent to $360,000 on an annualized basis, at the time that the Company closes on a Qualified Financing. For the purposes of the Employment Agreement, a “Qualified Financing” shall mean an equity or debt financing in which the Company offers and sells equity or debt securities for an aggregate purchase price of, and obtains gross cash proceeds in an amount of, not less than $1,000,000. Mr. Leung may, in his sole discretion, elect to receive any monthly base salary due to him, in whole or in part, in the form of a restricted stock grant, or a warrant or an option with no or a an exercise price of $0.00001 per share, with a future vesting date to be determined by Mr. Leung, and a term of 10 years. Mr. Leung’s base salary shall increase by 7% on April 1 of each year, based on the salary due to Mr. Leung in the year prior to each such increase.

In addition to new hire option grants and any other outstanding options that Mr. Leung may currently hold, Mr. Leung is eligible to participate in the Company’s 2020 Stock Incentive Program, and any employee benefit plan of the Company (the “Program”) whereby each year Mr. Leung may receive an option for up to 5,000,000 shares of Company Common Stock (the “Option”) per year. The Option, if granted, will vest and become exercisable over a four (4) year vesting period such that 1/48 of the total number of Option shares will vest and become exercisable on each monthly anniversary. Vesting is contingent upon Mr. Leung’s continued employment with the Company.

Mr. Leung is eligible for a cash bonus(es) equal to 10% of first $1,000,000 of earnings before interest, tax, depreciation and amortization (“EBITDA”) of the Company, 8% of the second $1,000,000 of EBITDA of the Company, 6% of the third $1,000,000 of EBITDA of the Company, 4% of the fourth $1,000,000 of EBITDA of the Company, and 2% of all EBITDA of the Company in excess of $4,000,000. All such bonus payments are due to Mr. Leung when the Company earns its EBITDA. In lieu of any cash payment due to Mr. Leung as a bonus, Mr. Leung, may in his sole discretion, elect to receive shares of common stock of the Company at a rate of $0.27805 per share (the closing price per share of common stock of the Company on the OTC Markets on April 15, 2021). In lieu of any issuance of shares common stock by the Company to Mr. Leung as a bonus, Mr. Leung may, in his sole discretion, elect to receive any monthly base salary due to him, in whole or in part, in the form of a restricted stock grant, or a warrant or an option with no or a an exercise price of $0.27805 per share, with a future vesting date to be determined by Mr. Leung, and a term of 10 years.

Mr. Leung is also eligible for a cash bonus in the event of any sale (whether in one or a series of transactions) of all or a substantial amount of the assets or the capital stock of the Company, any sale, merger, consolidation or other event which results in the transfer of control of or a material interest in the Company or of all or a substantial amount of the assets thereof, as well as any recapitalization, restructuring or liquidation of the Company by the current owners, a third party or any combination thereof, or any other form of transaction or disposition which results in the effective sale of the principal business and operations of the Company by the current owners (a “Transaction”).

In the event a Transaction is consummated or if the Company enters into an agreement providing for a Transaction, the Company will pay Mr. Leung a “Transaction Fee,” payable in cash or other immediately available funds at the closing of the Transaction. The Transaction Fee shall be equal to 3% of the aggregate value (as defined below) of the Transaction; however, in no event shall the Transaction Fee be less than $750,000.

In the event a licensing transaction is consummated by the Company for a licensing aggregate value of greater than $5,000,000, the Company will pay Mr. Leung a cash fee (the “Licensing Transaction Fee”), payable in cash or other immediately available funds at the closing of the Licensing Transaction, equal to 6.0% of the Licensing Aggregate Value; provided, however, that in no event shall the License Transaction Fee be less than $750,000.

1,000,000 shares of common stock shall be issued to Mr. Leung when the Company’s securities are listed on an exchange or the OTCQX tier of the OTC Markets Group, Inc. In lieu of such an issuance of 1,000,000 shares common stock, Mr. Leung may, in his sole discretion, elect to receive such shares, in the form of a restricted stock grant, or a warrant or an option with no or a an exercise price of $0.00001 per share, with a future vesting date to be determined by Mr. Leung, and a term of 10 years.

The Company will pay for Mr. Leung’s costs related to his (i) reasonable monthly cell phone and other mobile Internet costs, home office Internet costs, (iii) car and commuting costs, not to exceed $1,000 per month, and (iii) club membership costs, payable not later than 10 days after the end of each month.

Mr. Leung is also entitled a severance payment for his then current annual base salary rate upon the termination of his employment by the Company without cause or by him for good reason or in the event of a change in control.

39

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board of Directors and the Board of Directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

Option Exercises and Fiscal Year-End Option Value Table

We have not issued nor have a stock option plan and as such, there were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2020.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2020.

We currently do not pay any compensation to our directors serving on our board of directors.

Stock Option Grants

The following table sets forth stock option grants and compensation for the fiscal year ended December 31, 2020:

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Law Wai Fan (1)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Cheng Kin Ning (2)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Marie Huen Lai Chun (3)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Chu Kin Hon (4)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

Leung Tin Lung David (5)	-0-	-0-	-0-	$-0-	N/A	-0-	-0-	-0-	-0-

_____________

(1)	Appointed Chief Executive Officer on February 13, 2015; resigned from such position on May 27, 2020.
(2)	Appointed Chief Financial Officer on February 13, 2015; resigned from such position on May 27, 2020.
(3)	Appointed Chief Operating Officer on February 13, 2015; resigned from such position on May 27, 2020.
(4)	Appointed a director on February 13, 2015; resigned from such position on May 27, 2020.
(5)	Appointed President, Secretary, Treasurer and director on May 27, 2020. Appointed Chief Executive Officer on April 16, 2021.

Option Exercises and Fiscal Year-End Option Value Table.

There were no stock options exercised by the named executive officers as of the end of the fiscal period ended December 31, 2020.

Long-Term Incentive Plans and Awards

There were no awards made to a named executive officer, under any long-term incentive plan, as of the end of the fiscal period ended December 31, 2020.

Other Compensation

There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of our company in the event of retirement at normal retirement date as there was no existing plan as of the end of the fiscal year ended December 31, 2020, provided for or contributed to by our company.

40

DIRECTOR COMPENSATION

The following table sets forth director compensation or the fiscal year ended December 31, 2020:

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation($)	Total ($)

Leung Tin Lung David (1)	-0-	-0-	-0-	-0-	-0-	-0-	-0-

_____________

(1)	Appointed President, Secretary, Treasurer and director on May 27, 2020. Appointed Chief Executive Officer on April 16, 2021.

We currently do not pay any compensation to our directors for serving on our board of directors.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table lists, as of the date of this Prospectus, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated based on 171,418,500 shares of our common stock issued and outstanding as of the date of this Prospectus.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Common Stock (1)

Common Stock	Leung Tin Lung David (3)	70,813,213	41.3%
Common Stock	Chak Wan Ling Margaret	27,763,000	16.1%
Common Stock	Leung Chue	25,000,000	14.5%
Common Stock	Leung Suk Mun	25,000,000	14.5%
All directors and executive officers as a group (1 person)		70,813,213	70.5%

______________

(1)	Calculated based on 171,418,500 shares of common stock issued and outstanding as of the date of this Prospectus.
(2)	Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, at the address of: Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong.
(3)	Appointed President, Secretary, Treasurer and a director on May 27, 2020. Appointed Chief Executive Officer on April 16, 2021.

The following table lists, as of the date of this Prospectus, the number of shares of Series A Preferred Stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

41

The percentages below are calculated based on 1 share of our Series A Preferred Stock issued and outstanding as of the date of this Prospectus.

Title of Class	Name and Address of Beneficial Owner (2)	Amount and Nature of Beneficial Ownership	Percent of Series A Stock (1)

Series A Preferred Stock	Leung Tin Lung David (3)	1	100.0%
All directors and executive officers as a group (1 person)		1	100.0%

__________

(1)	The percentages below are based on 1 share of our Series A Preferred Stock issued and outstanding as of the date of this Prospectus.
(2)	c/o New Momentum, Room 1303, 13/F, Technology Plaza, 651 King’s Road, North Point, Hong Kong.
(3)	Appointed President, Secretary, Treasurer and a director on May 27, 2020. Appointed Chief Executive Officer on April 16, 2021.

ITEM 13. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Party Transactions

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, became the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

As a result of the share exchange, Nemo Holding became a wholly-owned subsidiary of the Company.

On April 13, 2021, the Company entered into a Stock Purchase Agreement with Leung Tin Lung David, the Company’s sole director, President, and majority stockholder, pursuant to which the Company sold to Mr. Leung one share of Series A Preferred Stock in exchange for 169,000,000 shares of common stock of the Company. The Company subsequently canceled and returned to its authorized capital stock the 169,000,000 shares of common stock purchased from Mr. Leung.

On April 16, 2021, the Company entered into an Employment Agreement (the “Employment Agreement”) with Leung Tin Lung David, our President and Chief Executive Officer and sole director.

On April 16, 2021, we entered into an Indemnification Agreement, with Mr. Leung, pursuant to which the Company agreed to indemnify Mr. Leung for claims against him that may arise in connection with the performance of his duties as a director and officer for the Company.

Director Independence

Our board of directors is currently composed of one member, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

Our board of directors has not separately designated and standing committees. Accordingly, the duties customarily performed by an audit committee, compensation committee, and governance and nominating committee are performed by our board of directors.

42

INTEREST OF NAMED EXPERTS AND COUNSEL

Thomas Puzzo, of Law Offices of Thomas E. Puzzo, PLLC, counsel to the Company, is the holder of 150,000 shares of Common Stock of the Company. Law Offices of Thomas E. Puzzo, PLLC, is counsel named in this Prospectus as having prepared part of this Prospectus. Except with respect to Mr. Puzzo, no expert named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the Company or any of its subsidiaries.

EXPERTS

The financial statements included in this Prospectus for the years ended December 31, 2020 and 2019 have been audited by Total Asia Associates PLT, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Unless otherwise indicated in the applicable prospectus supplement, Law Offices of Thomas Puzzo, PLLC, will provide opinions regarding the validity of the shares of our Common Stock. Law Offices of Thomas Puzzo, PLLC may also provide opinions regarding certain other matters. Any underwriters will also be advised about legal matters by their own counsel, which will be named in the prospectus supplement.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES

Our Bylaws provide to the fullest extent permitted by law that our directors or officers, former directors and officers, and persons who act at our request as a director or officer of a body corporate of which we are a shareholder or creditor shall be indemnified by us. We believe that the indemnification provisions in our By-laws are necessary to attract and retain qualified persons as directors and officers.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Company pursuant to provisions of the State of Nevada, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1, together with all amendments and exhibits, with the SEC. This Prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits. With respect to references made in this Prospectus to any of our contracts or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contracts or documents. You may read and copy any document that we file at the Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference rooms. Our filings and the registration statement can also be reviewed by accessing the SEC’s website at http://www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

Total Asia Associates PLT, is our independent registered public accounting firm. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

43

NEW MOMENTUM CORPORATION

INDEX TO FINANCIAL STATEMENTS

Fiscal Years ended December 31, 2020 and 2019 (Audited)

Three months ended March 31, 2021 and 2020 (Unaudited)

F-1

TOTAL ASIA ASSOCIATES PLT

(AF002128 & LLP0016837-LCA)

A Firm registered with US PCAOB and Malaysian MIA

Block C-3-1, Megan Avenue 1, 189, Off Jalan Tun Razak,

50400, Kuala Lumpur, Malaysia

Tel: (603) 2733 9989

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Director and Shareholders of

NEW MOMENTUM CORPORATION

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of New Momentum Corporation and its subsidiaries (the ‘Company’) as of December 31, 2020 and 2019, and the related consolidated statements of operations and comprehensive loss, changes in shareholders’ deficit and cash flows for the years ended December 31, 2020 and 2019, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the years ended December 31, 2020 and 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the consolidated financial statements, the Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. These factors create an uncertainty as to the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ TOTAL ASIA ASSOCIATES PLT

TOTAL ASIA ASSOCIATES PLT

March 26, 2021

We have served as the Company’s auditor since 2020.

Kuala Lumpur, Malaysia

F-2

NEW MOMENTUM CORPORATION

CONSOLIDATED BALANCE SHEETS

AS OF DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	As of December 31,
	2020	2019
ASSETS
Current assets:
Cash and cash equivalents	$64,496	$9,343
Accounts receivable	374	503
Deposits, prepayments and other receivables	19,953	11,471

Total current assets	84,823	21,317

TOTAL ASSETS	$84,823	$21,317

LIABILTIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities and other payables	$12,290	$682
Amount due to a related company	-	22,840
Amounts due to directors	199,949	83,377
Convertible promissory note	33,444	-

Total current liabilities	245,683	106,899

TOTAL LIABILITIES	245,683	106,899

Commitments and contingencies	-	-

SHAREHOLDERS’ DEFICIT
Preferred stock, Class A, $0.001 par value; 175,000,000 shares authorized; no share issued and outstanding as at December 31, 2020 and 2019	-	-
Common stock, $0.001 par value; 500,000,000 shares authorized; 340,268,500 and 10,000,000 shares issued and outstanding as at December 31, 2020 and 2019, respectively	340,269	10,000
Additional paid in capital	4,054,600	-
Accumulated other comprehensive losses	(884)	(553)
Accumulated losses	(4,554,845)	(95,029)

Shareholders’ deficit	(160,860)	(85,582)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$84,823	$21,317

See accompanying notes to consolidated financial statements.

F-3

NEW MOMENTUM CORPORATION

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2020	2019

Revenue, net	$237,980	$183

Cost of revenue	(233,757)	-

Gross profit	4,223	183

Operating expenses:
General and administrative expenses	(4,111,983)	(23,066)
Legal and professional fee	(64,013)	-
Total operating expenses	(4,175,996)	(23,066)

Loss from operations	(4,171,773)	(22,883)

Other income (expense):
Government subsidy	23,853	3,367
Interest income	1	5
Interest expense	(1,028)	-

Total other income	22,826	3,372

LOSS BEFORE INCOME TAXES	(4,148,947)	(19,511)

Income tax expense	-	-

NET LOSS	(4,148,947)	(19,511)

Other comprehensive loss :
Foreign currency translation loss	(331)	(182)

COMPREHENSIVE LOSS	$(4,149,278)	$(19,693)

Net loss per share
Basic and diluted	$(0.03)	$(0.00)

Weighted average shares outstanding
Basic and diluted	165,747,163	10,000,000

See accompanying notes to consolidated financial statements.

F-4

NEW MOMENTUM CORPORATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”))

	Years ended December 31,
	2020	2019

Cash flow from operating activities:
Net loss	$(4,148,947)	$(19,511)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation for services	4,074,000	-
Amortization of convertible note discount	444	-

Change in operating assets and liabilities:
Accounts receivable	129	7,672
Deposits, prepayments and other receivables	(8,482)	7,357
Accrued liabilities and other payables	11,608	(7,975)
Net cash used in operating activities	(71,248)	(12,457)

Cash flow from financing activities:
Advance from a director	116,572	54,263
Proceed from issuance of convertible bonds	33,000	-
Repayment to related companies	(22,840)	(37,392)

Net cash generated from financing activities	126,732	16,871

Effect on exchange rate change on cash and cash equivalents	(331)	(182)

Net change in cash and cash equivalents	55,153	4,232

BEGINNING OF YEAR	9,343	5,111

END OF YEAR	$64,496	$9,343

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to consolidated financial statements.

F-5

NEW MOMENTUM CORPORATION

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	Common stock		Additional paid in	Accumulated other comprehensive	Accumulated	Total shareholders’
	No. of Shares	Amount	capital	losses	losses	deficit

Balance as at January 1, 2019 (restated)	10,000,000	$10,000	$-	$(371)	$(75,518)	$(65,889)

Foreign currency translation adjustment	-	-	-	(182)	-	(182)

Net loss for the year	-	-	-	-	(19,511)	(19,511)

Balance as at December 31, 2019	10,000,000	$10,000	$-	$(553)	$(95,029)	$(85,582)

Shares issued for acquisition of legal acquirer	310,868,500	310,869	-	-	(310,869)	-

Issuance of shares for service rendered	19,400,000	19,400	4,054,600	-	-	4,074,000

Foreign currency translation adjustment	-	-	-	(331)	-	(331)

Net loss for the year	-	-	-	-	(4,148,947)	(4,148,947)

Balance as at December 31, 2020	340,268,500	$340,269	$4,054,600	$(884)	$(4,554,845)	$(160,860)

See accompanying notes to consolidated financial statements.

F-6

NEW MOMENTUM CORPORATION

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2020 AND 2019

(Currency expressed in United States Dollars (“US$”), except for number of shares)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

New Momentum Corporation (formerly known as Eason Education Kingdom Holdings, Inc.) (the “Company”) was incorporated under the law of the State of Nevada on July 1, 1999. The Company through its subsidiaries, mainly operates a smartphone application to provide the online platform with “Book Now, Pay Later” flight booking service for travelers among over 500 airlines worldwide to search and secured their tickets. With a simple, user-friendly interface, the Company enables customers to arrange and book the multiple-stop itineraries, and to check their bookings through official airline websites using the Gagfare booking reference number.

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, is the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company. Both the Company and Nemo Holding are controlled by the same management team. Upon completion of the Share Exchange Transaction, Nemo Holding became a 100% owned subsidiary of the Company.

Because the Company is a shell company, Nemo Holding will comprise the ongoing operations of the combined entity and its senior management will serve as the senior management of the combined entity, Nemo Holding is deemed to be the accounting acquirer for accounting purposes. The transaction will be treated as a recapitalization of the Company. Accordingly, the consolidated assets, liabilities and results of operations of the Company will become the historical financial statements of Nemo Holding, and the Company’s assets, liabilities and results of operations will be consolidated with Nemo Holding beginning on the acquisition date. Nemo Holding was the legal acquiree but deemed to be the accounting acquirer. The Company was the legal acquirer but deemed to be the accounting acquiree in the reverse merger. The historical financial statements prior to the acquisition are those of the accounting acquirer (Nemo Holding). After completion of the Share Exchange Transaction, the Company’s consolidated financial statements include the assets and liabilities, the operations and cash flow of the accounting acquirer.

During the year ended December 31, 2020, the Company established two subsidiaries namely New Momentum Asia Pte. Ltd, a Singapore corporation and JPOPCOIN Limited, a Hong Kong corporation, respectively, for business expansion.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

NEMO Holding Company Limited	British Virgin Islands	Investment holding	10,000 ordinary shares at par value of US$1	100%

Gagfare Limited	Hong Kong	Travel agency	500,000 ordinary shares for HK$500,000	100%

Beyond Blue Limited	Hong Kong	Event organizer	1 ordinary share for HK$1	100%

New Momentum Asia Pte. Ltd.	Singapore	Investment holding	1 ordinary share for SGD 1	100%

JPOPCOIN Limited	Hong Kong	Administrative service	5 ordinary shares for HK$5	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. GOING CONCERN UNCERTAINTIES

The accompanying consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from continuous loss from its inception and shareholders’ deficit of $160,860 and net current liabilities of $160,860 at December 31, 2020. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

F-7

The continuation of the Company as a going concern through December 31, 2021 is dependent upon the continued financial support from its shareholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

•	Basis of presentation

These accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

•	Use of estimates and assumptions

In preparing these consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Basis of consolidation

The consolidated financial statements include the financial statements of the Company and its subsidiaries. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer's financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of December 31, 2020 and 2019, there was no allowance for doubtful accounts.

•	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

F-8

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company records its revenue from booking income upon the ticket booking service is rendered to travelers.  The Company also records its revenue from the sale of air tickets upon the confirmation and issuance of tickets to the travelers.

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the years ended December 31, 2020 and 2019.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the consolidated statement of operations.

The reporting currency of the Company is United States Dollar ("US$") and the accompanying consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and Singapore and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”) and Singapore Dollars (“SGD”), which are a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in shareholders’ equity.

Translation of amounts from HKD and SGD into US$ have been made at the following exchange rates for the years ended December 31, 2020 and 2019:

	December 31, 2020	December 31, 2019
Year-end HKD:US$ exchange rate	0.12899	0.12842
Average HKD:US$ exchange rate	0.12894	0.12764
Year-end SGD:US$ exchange rate	0.75645	-
Average SGD:US$ exchange rate	0.74365	-

F-9

•	Net loss per share

The Company calculates net loss per share in accordance with ASC Topic 260, “Earnings per Share.” Basic loss per share is computed by dividing the net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per share is computed similar to basic income per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common stock equivalents had been issued and if the additional common shares were dilutive.

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying consolidated statements of changes in shareholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

•	Retirement plan costs

Contributions to retirement plans (which are defined contribution plans) are charged to general and administrative expenses in the accompanying statements of operation as the related employee service is provided.

•	Share-based compensation

The Company follows ASC 718, Compensation—Stock Compensation (“ASC 718”), which requires the measurement and recognition of compensation expense for all share-based payment awards, including restricted stock units, based on estimated grant date fair values. Restricted stock units are valued using the market price of the Company’s common shares on the date of grant. The Company records compensation expense, net of estimated forfeitures, over the requisite service period.

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

F-10

The consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayment and other receivables, amount due from a director and operating lease right-of-use assets, approximate their fair values because of the short maturity of these instruments.

F-11

•	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

Recently Adopted Accounting Standards

In June 2016, the FASB issued guidance that affects loans, trade receivables and any other financial assets that have the contractual right to receive cash. Under the new guidance, an entity is required to recognize expected credit losses rather than incurred losses for financial assets. The new guidance is effective for fiscal years beginning after December 15, 2019 and interim periods within those fiscal years. The Company adopted the new guidance effective January 1, 2020, with no material impact to the Company’s consolidated financial position, results of operations or cash flows.

In August 2018, the FASB issued guidance which modifies certain disclosure requirements over fair value measurements. The guidance is effective for fiscal years beginning after December 15, 2019, including all interim periods within that fiscal year. The Company adopted the new guidance effective January 1, 2020. The Company does not currently classify any of its derivative contracts or restoration plan assets as Level 3 assets or liabilities, nor did the Company have any transfers amongst fair value levels during the year ended December 31, 2020. As a result, the guidance did not have an impact on Company’s the fair value measurement disclosures upon adoption.

In January 2017, the FASB issued guidance which eliminates the second step from the traditional two-step goodwill impairment test. Under current guidance, an entity performed the first step of the goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount; if an impairment loss was indicated, the entity computed the implied fair value of goodwill to determine whether an impairment loss existed, and if so, the amount to recognize. Under the new guidance, an impairment loss is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value (the Step 1 test), with no further testing required. Any impairment loss recognized is limited to the amount of goodwill allocated to the reporting unit. The new guidance is effective for public companies that are Securities and Exchange Commission (“SEC”) registrants for fiscal years beginning after December 15, 2019. The Company adopted the new guidance on January 1, 2020, and applied the guidance prospectively to its goodwill impairment tests.

Accounting Standards Not Yet Adopted as of December 31, 2020

In December 2019, the FASB issued new guidance to simplify the accounting for income taxes by removing certain exceptions to the general principles and also simplification of areas such as franchise taxes, step-up in tax basis goodwill, separate entity financial statements and interim recognition of enactment of tax laws or rate changes. The new guidance is effective for fiscal years beginning after December 15, 2020 and interim periods within those fiscal years, with early adoption permitted. The Company is currently evaluating the impact of this new guidance on its consolidated financial statements.

In March 2020, the FASB issued guidance to address certain accounting consequences from the anticipated transition from the use of the London Interbank Offered Rate (“LIBOR”) and other interbank offered rates to alternative reference rates. The new guidance contains practical expedients for reference rate reform related activities that impact debt, leases, derivatives and other contracts. The guidance is optional and may be elected over time as reference rate reform activities occur. During the year ended December 31, 2020, the Company elected to apply the hedge accounting expedients related to probability and the assessments of effectiveness for future LIBOR-indexed cash flows to assume that the index upon which future hedged transactions will be based on matches the index of the corresponding derivatives. Application of these expedients preserves the presentation of derivatives consistent with past presentation. The Company continues to evaluate the impact of the guidance and may apply other elections as applicable as additional changes in the market occur.

F-12

4. AMOUNTS DUE TO A RELATED COMPANY AND DIRECTORS

As of December 31, 2020 and 2019, the Company owed to its directors in the amount of $199,949 and $83,377, respectively. The amounts are unsecured, non-interest bearing and have no fixed terms of repayment. Imputed interest from related party loans is not significant.

As of December 31, 2020 and 2019, the Company owed to the related company which is controlled by the Company’s directors in the amount of $0 and $22,840, respectively. The amounts are unsecured, non-interest bearing and have no fixed terms of repayment. Imputed interest from related party loans is not significant.

5. CONVERTIBLE PROMISSORY NOTE

On October 27, 2020, the Company and EMA Financial, LLC, (“EMA”) entered into a Securities Purchase Agreement, whereby the Company issued a note to EMA (the “EMA Note”) in the original principal amount of $35,000. The EMA Note contains an original issue discount of $2,000 which will be reflected as a debt discount and amortized over the nine months Note term. The EMA Note is convertible into shares of the common stock of the Company at a price equal to 55% of the lowest trading price of the Company’s common stock for the twenty (20) consecutive trading days immediately preceding to the conversion date. The EMA Note bears interest at 10% per annum and is due on July 27, 2021.

As of December 31, 2020 and 2019, accrued interest amounted to $584 and $0, respectively.

For the year ended December 31, 2020 and 2019, the amortization of discount was $444 and $0, respectively.

6. SHAREHOLDERS’ DEFICIT

Preferred Stock

Authorized shares

The Company was authorized to issue 175,000,000 shares of Class A preferred stock at par value of $0.001. Any class of preferred stock may have preferential voting rights, liquidation rights or other rights with respect to the class of common stock. These preferential rights may have anti-takeover effects and may also result in the dilution of the common stockholders; equity interest and earnings per share.

Issued and outstanding shares

As of December 31, 2020 and 2019, no Class A preferred stock was issued and outstanding.

Common Stock

Authorized shares

The Company was authorized to issue 500,000,000 shares of common stock at par value of $0.001.

Issued and outstanding shares

On October 23, 2020, the Company issued 19,400,000 shares of common stock at $0.21 per share under the Plan to compensate certain consultants and service providers in rendering the services to the Company in the amount of $4,074,000 and charged to the operations.

As of December 31, 2020, 340,268,500 common shares issued and outstanding.

Stock Option Plan

On October 19, 2020, the Company approved the 2020 Stock Incentive Plan (the “Plan”) and authorized the director to issue the maximum shares of common stock of 20,000,000 shares at a price of $0.21 per share under the Plan.

On October 23, 2020, the Company issued 19,400,000 shares of common stock at $0.21 per share under the Plan to compensate certain consultants and service providers in rendering the services to the Company.

As of December 31, 2020, 600,000 shares are not issued under the Plan.

F-13

7. INCOME TAX

Income (loss) before income taxes within or outside the United States are shown below:

	Years ended December 31,
	2020	2019

Domestic	$(4,139,578)	$-
Foreign	(9,369)	(19,511)
Total	$(4,148,947)	$(19,511)

The provision (benefit) for income taxes as shown in the accompanying consolidated statements of income consists of the following:

Years ended December 31,
	2020	2019

Current:	$-	$-
Domestic	-	-
Foreign	-	-

Deferred:
Domestic	-	-
Foreign	-	-
Provision for income taxes	$-	$-

The effective tax rate in the years presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate. The Company operates in various countries: United States of America and Hong Kong that are subject to taxes in the jurisdictions in which they operate, as follows:

United States of America

NNAX is registered in the State of Nevada and is subject to US federal corporate income tax. The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented. Deferred tax asset is not provided for as the tax losses may not be able to carry forward after a change in substantial ownership of the Company in July 2020.

As of December 31, 2020, the operations in the United States of America incurred $4,924,704 of cumulative net operating losses which can be carried forward to offset future taxable income. The net operating loss carryforwards begin to expire in 2040, if unutilized. The Company has provided for a full valuation allowance against the deferred tax assets of $1,034,188 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

ASC 740, Accounting for Income Taxes, which requires an assessment of both positive and negative evidence when determining whether it is more likely than not that deferred tax assets are recoverable. Such assessment is required on a jurisdiction by jurisdiction basis. The Company’s history of cumulative losses, along with expected future U.S. losses required that a full valuation allowance be recorded against all net deferred tax assets. The Company intends to maintain a full valuation allowance on net deferred tax assets until sufficient positive evidence exists to support reversal of the valuation allowance.

BVI

Under the current BVI law, the Company is not subject to tax on income.

Singapore

The Company’s operating subsidiary is registered in Republic of Singapore and is subject to the Singapore corporate income tax at a standard income tax rate of 17% on the assessable income arising in Singapore during its tax year. No assessable income was generated in Singapore during the year ended December 31, 2020 and there was no provision for income tax.

F-14

Hong Kong

The Company’s subsidiaries operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the years ended December 31, 2020 and 2019 is as follows:

	Years ended December 31,
	2020	2019

Loss before income taxes	$(5,687)	$(19,511)
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(938)	(3,219)
Tax effect of non-taxable items	(3,936)	(555)
Net operating loss	4,874	3,774
Income tax expense	$-	$-

The following table sets forth the significant components of the deferred tax assets of the Company as of December 31, 2020 and 2019:

	As of December 31,
	2020	2019
Deferred tax assets:
Net operating loss carryforwards
- United States	$1,034,188	$-
- Hong Kong	21,108	16,234
- Singapore	82	-
	1,055,378	16,234
Less: valuation allowance	(1,055,378)	(16,234)
Deferred tax assets, net	$-	$-

8. NET LOSS PER SHARE

Basic net loss per share is computed using the weighted average number of common shares outstanding during the year. The dilutive effect of potential common shares outstanding is included in diluted net loss per share. The following table sets forth the computation of basic and diluted net loss per share for the years ended December 31, 2020 and 2019:

	Years ended December 31,
	2020	2019

Net loss attributable to common shareholders	$(4,148,947)	$(19,511)

Weighted average common shares outstanding – Basic and diluted	165,747,163	10,000,000

Net loss per share – Basic and diluted	$(0.03)	$(0.00)

9. PENSION COSTS

The Company is required to make contribution to their employees under a government-mandated defined contribution pension scheme for its eligible full-times employees in Hong Kong. The Company is required to contribute a specified percentage of the participants’ relevant income based on their ages and wages level. During the years ended December 31, 2020 and 2019, $280 and $0 contributions were made accordingly.

F-15

10. RELATED PARTY TRANSACTIONS

From time to time, the directors of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.

During the years ended December 31, 2020 and 2019, the Company has been provided free office space by its shareholder. The management determined that such cost is nominal and did not recognize the rent expense in its consolidated financial statements.

Since February 1, 2016, the Company was granted with the right of use to the website and mobile application platforms by JJ Explorer Tours Limited (“JJ Explorer”), which was also controlled by the directors of the Company. Also, the Company formed a cooperation partnership with JJ Explorer whereas JJ Explorer invested to develop and maintained the operations of the Gagfare web and mobile application platforms in a term of 5 years, to be expired on January 31, 2021. On January 31, 2021, JJ Explorer agreed to extend the term of additional 5 years, up January 31, 2026. In return, JJ Explorer would share 50% of the net earnings generated by the Company in the use of its web and mobile application platforms during the cooperation period. For the years ended December 31, 2020 and 2019, the Company did not record the service charges and paid to JJ Explorer.

Apart from the transactions and balances detailed elsewhere in these accompanying consolidated financial statements, the Company has no other significant or material related party transactions during the years presented.

11. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the years ended December 31, 2020 and 2019, there was no single customer exceeding 10% of the Company’s revenue.

(b) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD and SGD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

12. COMMITMENTS AND CONTINGENCIES

As of December 31, 2020 and 2019, the Company has no material commitments or contingencies.

13. SUBSEQUENT EVENTS

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after December 31, 2020, up through March 26, 2021, the Company issued the audited consolidated financial statements. The Company determined that there are no further events to disclose.

On March 11, 2021, the Company filed the Certificate of Designation to create and authorize Series A Preferred Stock.

F-16

NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Currency expressed in United States Dollars (“US$”), except for number of shares)

	March 31, 2021	December 31, 2020
	(Unaudited)	(Audited)
ASSETS
Non-current asset:
Right-of-use asset	$45,241	$-

Current assets:
Cash and cash equivalents	$42,512	$64,496
Accounts receivable	487	374
Deposits, prepayments and other receivables	19,897	19,953

Total current assets	62,896	84,823

TOTAL ASSETS	$108,137	$84,823

LIABILTIES AND SHAREHOLDERS’ DEFICIT
Current liabilities:
Accrued liabilities and other payables	$11,008	$12,290
Amount due to directors	218,840	199,949
Convertible promissory note	34,111	33,444
Lease liabilities	24,827	-

Total current liabilities	288,786	245,683

Non-current liability
Lease liabilities	$19,310	$-

TOTAL LIABILITIES	308,096	245,683

Commitments and contingencies	-	-

SHAREHOLDERS’ DEFICIT
Preferred stock, Class A, $0.001 par value; 175,000,000 shares authorized; no share issued and outstanding as at March 31, 2021 and December 31, 2020	-	-
Common stock, $0.0001 par value; 500,000,000 shares authorized; 340,268,500 shares issued and outstanding as at March 31, 2021 and December 31, 2020	340,269	340,269
Additional paid in capital	4,054,600	4,054,600
Accumulated other comprehensive losses	(575)	(884)
Accumulated losses	(4,594,253)	(4,554,845)

Shareholders’ deficit	(199,959)	(160,860)

TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$108,137	$84,823

See accompanying notes to condensed consolidated financial statements.

F-17

NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three Months ended March 31,
	2021	2020

Revenue, net	$338,949	$20

Cost of revenue	(337,826)	-

Gross profit	1,123	20

Operating expenses:
General and administrative expenses	(18,475)	(3,538)
Legal and professional fee	(19,884)	-
Total operating expenses	(38,359)	(3,538)

Other (expense) income
Interest expense	(2,172)	-
Government subsidy	-	10,295
Total other (expense) income	(2,172)	10,295

(LOSS) INCOME BEFORE INCOME TAXES	(39,408)	6,777

Income tax expense	-	-

NET (LOSS) INCOME	(39,408)	6,777

Other comprehensive income (loss):
Foreign currency translation gain (loss)	309	(123)

COMPREHENSIVE (LOSS) INCOME	$(39,099)	$6,654

Basic and diluted weighted average shares outstanding	340,268,500	10,000,000

Basic and diluted net loss per share	$(0.00)	$0.00

See accompanying notes to condensed consolidated financial statements.

F-18

NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Currency expressed in United States Dollars (“US$”))

(Unaudited)

	Three months ended March 31,
	2021	2020

Cash flow from operating activities:
Net (loss) income	$(39,408)	$6,777
Adjustment to reconcile net (loss) income to net cash used in operating activities:
Amortization of convertible note discount	667	-
Depreciation of right-of-use asset	5,038	-

Change in operating assets and liabilities:
Accounts receivable	(113)	(21)
Accrued liabilities and other payables	(1,282)	285
Lease liabilities	632	-
Net cash used in operating activities	(34,466)	7,041

Cash flow from financing activities:
Advances from (repayment to) a director	18,891	(2,564)
Advance from related companies	-	2,784
Payment of lease liabilities	(6,774)	-

Net cash generated from financing activities	12,117	220

Effect on exchange rate change on cash and cash equivalents	365	(175)

Net change in cash and cash equivalents	(21,984)	7,086

CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	64,496	9,343

CASH AND CASH EQUIVALENTS, END OF PERIOD	$42,512	$16,429

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid for tax	$-	$-
Cash paid for interest	$-	$-

See accompanying notes to condensed consolidated financial statements.

F-19

NEW MOMENTUM CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ DEFICIT

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

	For the three months ended March 31, 2021 and 2020
				Accumulated
			Additional	other		Total
	Common stock		paid-in	comprehensive	Accumulated	shareholders’
	No. of shares	Amount	capital	losses	losses	deficit

Balance as at January 1, 2020 (restated)	10,000,000	$10,000		$(553)	$(95,029)	$(85,582)

Foreign currency translation adjustment	-	-		(123)	-	(123)
Net loss for the period	-	-		-	6,777	6,777

Balance as at March 31, 2020	10,000,000	$10,000		$(676)	$(88,252)	$(78,928)

Balance as at January 1, 2021 (audited)	340,268,500	$340,269	$4,054,600	$(884)	$(4,554,845)	$(160,860)

Foreign currency translation adjustment	-	-	-	309	-	309
Net loss for the period	-	-	-	-	(39,408)	(39,408)

Balance as at March 31, 2021	320,868,500	$320,869	$4,054,600	$(575)	$(4,594,253)	$(199,959)

See accompanying notes to condensed consolidated financial statements.

F-20

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

1. DESCRIPTION OF BUSINESS AND ORGANIZATION

New Momentum Corporation (the “Company”) was incorporated under the law of the State of Nevada on July 1, 1999. The Company through its subsidiaries, mainly operates a smartphone application to provide the online platform with “Book Now, Pay Later” flight booking service for travelers among over 500 airlines worldwide to search and secured their tickets. With a simple, user-friendly interface, the Company enables customers to arrange and book the multiple-stop itineraries, and to check their bookings through official airline websites using the Gagfare booking reference number on http://presscentre.asia/gagfare.html.

Description of subsidiaries

Name	Place of incorporation and kind of legal entity	Principal activities	Particulars of registered/ paid up share capital	Effective interest held

NEMO Holding Company Limited	British Virgin Islands	Investment holding	10,000 ordinary shares at par value of US$1	100%

Gagfare Limited	Hong Kong	Travel agency	500,000 ordinary share of HK$500,000	100%

Beyond Blue Limited	Hong Kong	Event organizer	1 ordinary share of HK$1	100%

New Momentum Asia Pte. Ltd.	Singapore	Investment holding	1 ordinary share of SGD 1	100%

JPOPCOIN Limited	Hong Kong	Administrative service	5 ordinary share of HK$5	100%

The Company and its subsidiaries are hereinafter referred to as (the “Company”).

2. GOING CONCERN UNCERTAINTIES

The accompanying condensed consolidated financial statements have been prepared using the going concern basis of accounting, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business.

The Company has suffered from shareholders’ deficit of $199,959 and net current liabilities of $180,649 at March 31, 2021. In addition, with respect to the ongoing and evolving coronavirus (COVID-19) outbreak, which was designated as a pandemic by the World Health Organization on March 11, 2020, the outbreak has caused substantial disruption in international economies and global trades and if repercussions of the outbreak are prolonged, could have a significant adverse impact on the Company’s business.

F-21

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

The continuation of the Company as a going concern through March 31, 2021 is dependent upon the continued financial support from its stockholders. Management believes the Company is currently pursuing additional financing for its operations. However, there is no assurance that the Company will be successful in securing sufficient funds to sustain the operations.

These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. These condensed consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets and liabilities that may result in the Company not being able to continue as a going concern.

3. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying condensed consolidated financial statements reflect the application of certain significant accounting policies as described in this note and elsewhere in the accompanying condensed consolidated financial statements and notes.

•	Basis of presentation

These accompanying condensed consolidated financial statements have been prepared in U.S. Dollars in conformity with generally accepted accounting principles in the United States of America (“U.S. GAAP”) for interim financial information pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”). Accordingly, they do not include all of the information and footnotes required by U.S. GAAP for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading have been included. Operating results for the interim period ended March 31, 2021 are not necessarily indicative of the results that may be expected for the fiscal year ending December 31, 2021. The information included in this Form 10-Q should be read in conjunction with Management’s Discussion and Analysis, and the financial statements and notes thereto included in the Company’s Form 10-K, as filed with the SEC on March 25, 2021.

•	Use of estimates and assumptions

In preparing these condensed consolidated financial statements, management makes estimates and assumptions that affect the reported amounts of assets and liabilities in the balance sheet and revenues and expenses during the years reported. Actual results may differ from these estimates.

•	Basis of consolidation

The condensed consolidated financial statements include the financial statements of the Company and its subsidiary. All significant inter-company balances and transactions within the Company have been eliminated upon consolidation.

•	Cash and cash equivalents

Cash and cash equivalents are carried at cost and represent cash on hand, demand deposits placed with banks or other financial institutions and all highly liquid investments with an original maturity of three months or less as of the purchase date of such investments.

F-22

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Accounts receivable

Accounts receivable are recorded at the invoiced amount and do not bear interest, which are due within contractual payment terms, generally 30 to 90 days from completion of service. Credit is extended based on evaluation of a customer’s financial condition, the customer credit-worthiness and their payment history. Accounts receivable outstanding longer than the contractual payment terms are considered past due. Past due balances over 90 days and over a specified amount are reviewed individually for collectibility. At the end of fiscal year, the Company specifically evaluates individual customer’s financial condition, credit history, and the current economic conditions to monitor the progress of the collection of accounts receivables. The Company will consider the allowance for doubtful accounts for any estimated losses resulting from the inability of its customers to make required payments. For the receivables that are past due or not being paid according to payment terms, the appropriate actions are taken to exhaust all means of collection, including seeking legal resolution in a court of law. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. The Company does not have any off-balance-sheet credit exposure related to its customers. As of March 31, 2020 and December 31, 2020, there was no allowance for doubtful accounts.

•	Revenue recognition

The Company adopted Accounting Standards Codification (“ASC”) 606 – Revenue from Contracts with Customers” (“ASC 606”) as of January 1, 2019 using the modified retrospective method. This method allows the Company to apply ASC 606 to new contracts entered into after January 1, 2019, and to its existing contracts for which revenue earned through December 31, 2018 has been recognized under the guidance in effect prior to the effective date of ASC 606. The revenue recognition processes the Company applied prior to adoption of ASC 606 align with the recognition and measurement guidance of the new standard, therefore adoption of ASC 606 did not require a cumulative adjustment to opening equity.

Under ASC 606, a performance obligation is a promise within a contract to transfer a distinct good or service, or a series of distinct goods and services, to a customer. Revenue is recognized when performance obligations are satisfied and the customer obtains control of promised goods or services. The amount of revenue recognized reflects the consideration to which the Company expects to be entitled to receive in exchange for goods or services. Under the standard, a contract’s transaction price is allocated to each distinct performance obligation. To determine revenue recognition for arrangements that the Company determines are within the scope of ASC 606, the Company performs the following five steps:

•	identify the contract with a customer;
•	identify the performance obligations in the contract;
•	determine the transaction price;
•	allocate the transaction price to performance obligations in the contract; and
•	recognize revenue as the performance obligation is satisfied.

The Company records its revenue from booking income upon the ticket booking service is rendered to travelers. The Company also records its revene from the sale of air tickets upon the confirmation and issuance of tickets to the travelers.

F-23

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Income taxes

The Company adopted the ASC 740 Income tax provisions of paragraph 740-10-25-13, which addresses the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in the condensed consolidated financial statements. Under paragraph 740-10-25-13, the Company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position. The tax benefits recognized in the condensed consolidated financial statements from such a position should be measured based on the largest benefit that has a greater than fifty percent (50%) likelihood of being realized upon ultimate settlement. Paragraph 740-10-25-13 also provides guidance on de-recognition, classification, interest and penalties on income taxes, accounting in interim periods and requires increased disclosures. The Company had no material adjustments to its liabilities for unrecognized income tax benefits according to the provisions of paragraph 740-10-25-13.

The estimated future tax effects of temporary differences between the tax basis of assets and liabilities are reported in the accompanying balance sheets, as well as tax credit carry-backs and carry-forwards. The Company periodically reviews the recoverability of deferred tax assets recorded on its balance sheets and provides valuation allowances as management deems necessary.

•	Uncertain tax positions

The Company did not take any uncertain tax positions and had no adjustments to its income tax liabilities or benefits pursuant to the ASC 740 provisions of Section 740-10-25 for the three months ended March 31, 2021 and 2020.

•	Foreign currencies translation

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transaction. Monetary assets and liabilities denominated in currencies other than the functional currency are translated into the functional currency using the applicable exchange rates at the balance sheet dates. The resulting exchange differences are recorded in the condensed consolidated statement of operations.

The reporting currency of the Company is United States Dollar (“US$”) and the accompanying condensed consolidated financial statements have been expressed in US$. In addition, the Company is operating in Hong Kong and maintain its books and record in its local currency, Hong Kong Dollars (“HKD”), which is a functional currency as being the primary currency of the economic environment in which their operations are conducted. In general, for consolidation purposes, assets and liabilities of its subsidiary whose functional currency is not US$ are translated into US$, in accordance with ASC Topic 830-30, “ Translation of Financial Statement”, using the exchange rate on the balance sheet date. Revenues and expenses are translated at average rates prevailing during the period. The gains and losses resulting from translation of financial statements of foreign subsidiary are recorded as a separate component of accumulated other comprehensive income within the statements of changes in stockholder’s equity.

F-24

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

Translation of amounts from HKD into US$ has been made at the following exchange rates for the nine months ended March 31, 2021 and 2020:

	March 31, 2021	March 31, 2020
Period-end HKD:US$ exchange rate	0.12863	0.12899
Period average HKD:US$ exchange rate	0.12892	0.12869
Period-end SGD:US$ exchange rate	0.74331	-
Period average SGD:US$ exchange rate	0.75071	-

•	Comprehensive income

ASC Topic 220, “Comprehensive Income”, establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income as defined includes all changes in equity during a period from non-owner sources. Accumulated other comprehensive income, as presented in the accompanying condensed consolidated statements of changes in stockholders’ equity, consists of changes in unrealized gains and losses on foreign currency translation. This comprehensive income is not included in the computation of income tax expense or benefit.

•	Leases

The Company adopted Topic 842, Leases (“ASC 842”), using the modified retrospective approach through a cumulative-effect adjustment and utilizing the effective date of January 1, 2019 as its date of initial application, with prior periods unchanged and presented in accordance with the previous guidance in Topic 840, Leases (“ASC 840”).

At the inception of an arrangement, the Company determines whether the arrangement is or contains a lease based on the unique facts and circumstances present. Leases with a term greater than one year are recognized on the balance sheet as right-of-use (“ROU”) assets, lease liabilities and long-term lease liabilities. The Company has elected not to recognize on the balance sheet leases with terms of one year or less. Operating lease liabilities and their corresponding right-of-use assets are recorded based on the present value of lease payments over the expected remaining lease term. However, certain adjustments to the right-of-use asset may be required for items such as prepaid or accrued lease payments. The interest rate implicit in lease contracts is typically not readily determinable. As a result, the Company utilizes its incremental borrowing rates, which are the rates incurred to borrow on a collateralized basis over a similar term an amount equal to the lease payments in a similar economic environment.

In accordance with the guidance in ASC 842, components of a lease should be split into three categories: lease components (e.g. land, building, etc.), non-lease components (e.g. common area maintenance, consumables, etc.), and non-components (e.g. property taxes, insurance, etc.). Subsequently, the fixed and in-substance fixed contract consideration (including any related to non-components) must be allocated based on the respective relative fair values to the lease components and non-lease components.

Lease expense is recognized on a straight-line basis over the lease terms. Lease expense includes amortization of the ROU assets and accretion of the lease liabilities. Amortization of ROU assets is calculated as the periodic lease cost less accretion of the lease liability. The amortized period for ROU assets is limited to the expected lease term.

The Company has elected a practical expedient to combine the lease and non-lease components into a single lease component. The Company also elected the short-term lease measurement and recognition exemption and does not establish ROU assets or lease liabilities for operating leases with terms of 12 months or less.

F-25

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Related parties

The Company follows the ASC 850-10, Related Party for the identification of related parties and disclosure of related party transactions.

Pursuant to section 850-10-20 the related parties include a) affiliates of the Company; b) entities for which investments in their equity securities would be required, absent the election of the fair value option under the Fair Value Option Subsection of section 825–10–15, to be accounted for by the equity method by the investing entity; c) trusts for the benefit of employees, such as pension and Income-sharing trusts that are managed by or under the trusteeship of management; d) principal owners of the Company; e) management of the Company; f) other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests; and g) other parties that can significantly influence the management or operating policies of the transacting parties or that have an ownership interest in one of the transacting parties and can significantly influence the other to an extent that one or more of the transacting parties might be prevented from fully pursuing its own separate interests.

The condensed consolidated financial statements shall include disclosures of material related party transactions, other than compensation arrangements, expense allowances, and other similar items in the ordinary course of business. However, disclosure of transactions that are eliminated in the preparation of condensed consolidated or combined financial statements is not required in those statements. The disclosures shall include: a) the nature of the relationship(s) involved; b) a description of the transactions, including transactions to which no amounts or nominal amounts were ascribed, for each of the periods for which income statements are presented, and such other information deemed necessary to an understanding of the effects of the transactions on the financial statements; c) the dollar amounts of transactions for each of the periods for which income statements are presented and the effects of any change in the method of establishing the terms from that used in the preceding period; and d) amount due from or to related parties as of the date of each balance sheet presented and, if not otherwise apparent, the terms and manner of settlement.

•	Commitments and contingencies

The Company follows the ASC 450-20, Commitments to report accounting for contingencies. Certain conditions may exist as of the date the financial statements are issued, which may result in a loss to the Company but which will only be resolved when one or more future events occur or fail to occur. The Company assesses such contingent liabilities, and such assessment inherently involves an exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or un-asserted claims that may result in such proceedings, the Company evaluates the perceived merits of any legal proceedings or un-asserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability would be accrued in the Company’s condensed consolidated financial statements. If the assessment indicates that a potentially material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, and an estimate of the range of possible losses, if determinable and material, would be disclosed.

Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the guarantees would be disclosed. Management does not believe, based upon information available at this time that these matters will have a material adverse effect on the Company’s financial position, results of operations or cash flows. However, there is no assurance that such matters will not materially and adversely affect the Company’s business, financial position, and results of operations or cash flows.

F-26

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

•	Fair value of financial instruments

The Company follows paragraph 825-10-50-10 of the FASB Accounting Standards Codification for disclosures about fair value of its financial instruments and has adopted paragraph 820-10-35-37 of the FASB Accounting Standards Codification (“Paragraph 820-10-35-37”) to measure the fair value of its financial instruments. Paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a framework for measuring fair value in generally accepted accounting principles (GAAP), and expands disclosures about fair value measurements. To increase consistency and comparability in fair value measurements and related disclosures, paragraph 820-10-35-37 of the FASB Accounting Standards Codification establishes a fair value hierarchy which prioritizes the inputs to valuation techniques used to measure fair value into three (3) broad levels. The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. The three (3) levels of fair value hierarchy defined by paragraph 820-10-35-37 of the FASB Accounting Standards Codification are described below:

Level 1	Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

Level 2	Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

Level 3	Pricing inputs that are generally observable inputs and not corroborated by market data.

Financial assets are considered Level 3 when their fair values are determined using pricing models, discounted cash flow methodologies or similar techniques and at least one significant model assumption or input is unobservable.

The fair value hierarchy gives the highest priority to quoted prices (unadjusted) in active markets for identical assets or liabilities and the lowest priority to unobservable inputs. If the inputs used to measure the financial assets and liabilities fall within more than one level described above, the categorization is based on the lowest level input that is significant to the fair value measurement of the instrument.

The carrying amounts of the Company’s financial assets and liabilities, such as cash and cash equivalents, accounts receivable, deposits, prepayment and other receivables, amount due from a director and operating lease right-of-use assets, approximate their fair values because of the short maturity of these instruments.

•	Recent accounting pronouncements

From time to time, new accounting pronouncements are issued by the Financial Accounting Standard Board (“FASB”) or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption.

F-27

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

Simplifying the Accounting for Debt with Conversion and Other Options.

In June 2020, the FASB issued ASU 2020-06 to simplify the accounting in ASC 470, “Debt with Conversion and Other Options” and ASC 815, “Contracts in Equity’s Own Entity”. The guidance simplifies the current guidance for convertible instruments and the derivatives scope exception for contracts in an entity’s own equity. Additionally, the amendments affect the diluted EPS calculation for instruments that may be settled in cash or shares and for convertible instruments. This ASU will be effective beginning in the first quarter of the Company’s fiscal year 2022. Early adoption is permitted. The amendments in this update must be applied on either full retrospective basis or modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The Company is currently evaluating the impact of ASU 2020-06 on its consolidated financial statements and related disclosures, as well as the timing of adoption.

Financial Instruments

In June 2016, the FASB issued ASU 2016-13, “Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments” (“ASU 2016-13”), which modifies the measurement of expected credit losses of certain financial instruments. In February 2020, the FASB issued ASU 2020-02 and delayed the effective date of ASU 2016-13 until fiscal year beginning after December 15, 2022. The Company is currently evaluating the impact of adopting ASU 2016-13 on its consolidated financial statements.

Simplifying the Accounting for Income Taxes

In December 2019, the FASB issued ASU 2019-12 to simplify the accounting in ASC 740, “Income Taxes.” This guidance removes certain exceptions related to the approach for intra-period tax allocation, the methodology for calculating income taxes in an interim period, and the recognition of deferred tax liabilities for outside basis differences. This guidance also clarifies and simplifies other areas of ASC 740. This ASU will be effective beginning in the first quarter of the Company’s fiscal year 2021. Early adoption is permitted. Certain amendments in this update must be applied on a prospective basis, certain amendments must be applied on a retrospective basis, and certain amendments must be applied on a modified retrospective basis through a cumulative-effect adjustment to retained earnings/(deficit) in the period of adoption. The adoption of ASU 2019-12 does not have a significant impact on the Company’s consolidated financial statements as of and for the three-month period ended March 31, 2021.

Earnings Per Share

In April 2021, the FASB issued ASU 2021-04, which included Topic 260 “Earnings Per Share”. This guidance clarifies and reduces diversity in an issuer’s accounting for modifications or exchanges of freestanding equity-classified written call options due to a lack of explicit guidance in the FASB Codification. The ASU 2021-04 is effective for all entities for fiscal years beginning after December 15, 2021. Early adoption is permitted. The Company is currently evaluating the impact of adopting ASU 2021-04 on its consolidated financial statements.

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and do not believe the future adoption of any such pronouncements may be expected to cause a material impact on its financial condition or the results of its operations.

F-28

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

4. LEASE

The Company leased office under various non-cancelable operating leases expiring at the term of 2 years, through December 31, 2022.

Right of use assets and lease liability – right of use are as follows:

	March 31 2021	December 31, 2020
		(Audited)

Right-of-use assets	$45,241	$-

The lease liability – right of use is as follows:

	March 31 2021	December 31, 2020
		(Audited)

Current portion	$24,827	$-
Non-current portion	19,310	-

Total lease liabilities	44,137	-

As of March 31, 2021, the operating lease payment of $27,034 will become matured in the next 12 months.

5. AMOUNT DUE TO DIRECTORS

The amount represented temporary advances to the Company by its directors, which was unsecured, interest-free and had no fixed terms of repayments.

6. CONVERTIBLE PROMISSORY NOTE

On October 27, 2020, the Company and EMA Financial, LLC, (“EMA”) entered into a Securities Purchase Agreement, whereby the Company issued a note to EMA (the “EMA Note”) in the original principal amount of $35,000. The EMA Note contains an original issue discount of $2,000 which will be reflected as a debt discount and amortized over the nine months Note term. The EMA Note is convertible into shares of the common stock of the Company at a price equal to 55% of the lowest trading price of the Company’s common stock for the twenty (20) consecutive trading days immediately preceding to the conversion date. The EMA Note bears interest at 10% per annum and is due on July 27, 2021.

As of March 31, 2021 and December 31, 2020, accrued interest amounted to $1,458 and $584, respectively.

For the three months ended March 31, 2021 and 2020, the amortization of discount was $874 and $0, respectively.

7. SHAREHOLDERS’ DEFICIT

Authorized shares

As of March 31, 2021 and December 31, 2020, the Company authorized two classes of stock; 500,000,000 shares of common stock at par value of $0.001 and 175,000,000 shares of Class A preferred stock at par value of $0.001.

Issued and outstanding shares

There are 340,268,500 common shares issued and outstanding as of March 31, 2021 and December 2020.

F-29

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

8. INCOME TAX

The Company mainly operates in Hong Kong that is subject to taxes in the governing jurisdictions in which it operates. The effective tax rate in the period presented is the result of the mix of income earned in various tax jurisdictions that apply a broad range of income tax rate, as follows:

United States of America

NNAX is registered in the State of Nevada and is subject to US federal corporate income tax. The U.S. Tax Cuts and Jobs Act (the “Tax Reform Act”) was signed into law. The Tax Reform Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the U.S. corporate tax rate from 35% to 21% effective January 1, 2018. The Company’s policy is to recognize accrued interest and penalties related to unrecognized tax benefits in its income tax provision. The Company has not accrued or paid interest or penalties which were not material to its results of operations for the periods presented. Deferred tax asset is not provided for as the tax losses may not be able to carry forward after a change in substantial ownership of the Company in July 2020.

BVI

Under the current BVI law, the Company is not subject to tax on income.

Singapore

The Company’s operating subsidiary is registered in Republic of Singapore and is subject to the Singapore corporate income tax at a standard income tax rate of 17% on the assessable income arising in Singapore during its tax year. No assessable income was generated in Singapore during the three months ended March 31, 2021 and there was no provision for income tax.

Hong Kong

The Company’s subsidiary operating in Hong Kong is subject to the Hong Kong Profits Tax at the two-tiered profits tax rates from 8.25% to 16.5% on the estimated assessable profits arising in Hong Kong during the current year, after deducting a tax concession for the tax year. The reconciliation of income tax rate to the effective income tax rate for the three months ended March 31, 2021 and 2020 is as follows:

	Three months ended March 31,
	2021	2020

(Loss) income before income taxes	$(17,805)	$6,777
Statutory income tax rate	16.5%	16.5%
Income tax expense at statutory rate	(2,938)	1,118
Tax loss ultilized	-	(1,118)
Net operating loss	2,938	-
Income tax expense	$-	$-

As of March 31, 2021 and December 31, 2020, the operation in Hong Kong incurred $145,733 and $127,927 of cumulative net operating losses which can be carried forward to offset future taxable income at no expiry. The Company has provided for a full valuation allowance against the deferred tax assets of $24,046 and $21,108 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

F-30

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

9. RELATED PARTY TRANSACTIONS

From time to time, the directors of the Company advanced funds to the Company for working capital purpose. Those advances are unsecured, non-interest bearing and had no fixed terms of repayment.

During the three months ended March 31, 2021 and 2020, the Company has been provided free office space by its shareholder. The management determined that such cost is nominal and did not recognize the rent expense in its condensed consolidated financial statements.

Since February 1, 2016, the Company was granted with the right of use to the website and mobile application platforms by JJ Explorer Tours Limited (“JJ Explorer”), which was also controlled by the directors of the Company. Also, the Company formed a cooperation partnership with JJ Explorer whereas JJ Explorer invested to develop and maintained the operations of the Gagfare web and mobile application platforms in a term of 5 years, to be expired on January 31, 2021. In return, JJ Explorer would share 50% of the net earnings generated by the Company in the use of its web and mobile application platforms during the cooperation period. For the three months ended March 31, 2021 and 2020, the Company did not record the service charges and paid to JJ Explorer.

As of March 31, 2021 and December 31, 2020, the Company owed to directors $218,840 and $199,949, respectively. The amounts due to the related parties are unsecured, non-interest bearing and have no fixed terms of repayment.

Apart from the transactions and balances detailed elsewhere in these accompanying condensed consolidated financial statements, the Company has no other significant or material related party transactions during the periods presented.

10. CONCENTRATIONS OF RISK

The Company is exposed to the following concentrations of risk:

(a) Major customers

For the three and nine months ended March 31, 2021 and 2020, there was no single customer exceeding 10% of the Company’s revenue.

(b) Economic and political risk

The Company’s major operations are conducted in Hong Kong. Accordingly, the political, economic, and legal environments in Hong Kong, as well as the general state of Hong Kong’s economy may influence the Company’s business, financial condition, and results of operations.

F-31

NEW MOMENTUM CORPORATION

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2021 AND 2020

(Currency expressed in United States Dollars (“US$”), except for number of shares)

(Unaudited)

(c) Exchange rate risk

The Company cannot guarantee that the current exchange rate will remain steady; therefore there is a possibility that the Company could post the same amount of profit for two comparable periods and because of the fluctuating exchange rate actually post higher or lower profit depending on exchange rate of HKD converted to US$ on that date. The exchange rate could fluctuate depending on changes in political and economic environments without notice.

11. COMMITMENTS AND CONTINGENCIES

As of March 31, 2021, the Company has no material commitments or contingencies.

12. SUBSEQUENT EVENTS

On April 13, 2021, the Company entered into a Stock Purchase Agreement with Leung Tin Lung David, the Company’s sole director, President and Chief Executive Officer, and majority stockholder, pursuant to which the Company sold to Mr. Leung one share of Series A Preferred Stock in exchange for 169,000,000 shares of common stock of the Company. The Company subsequently canceled and returned to its authorized capital stock the 169,000,000 shares of common stock purchased from Mr. Leung.

In accordance with ASC Topic 855, “Subsequent Events”, which establishes general standards of accounting for and disclosure of events that occur after the balance sheet date but before condensed consolidated financial statements are issued, the Company has evaluated all events or transactions that occurred after March 31, 2021, up through the date the Company presented the unaudited condensed consolidated financial statements. The Company determined that there are no further events to disclose.

F-32

[OUTSIDE BACK COVER PAGE]

PROSPECTUS

NEW MOMENTUM CORPORATION

5,182,617 SHARES OF

COMMON STOCK

We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or a solicitation of your offer to buy the securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein nor the affairs of the Issuer have not changed since the date hereof.

Until ___________, 2021 (90 days after the date of this prospectus), all dealers that effect transactions in these shares of common stock may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

THE DATE OF THIS PROSPECTUS IS ____________, 2021

44

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities being registered hereby. All such expenses will be borne by the Company; none shall be borne by any Selling Security Holders.

Item	Amount ($)
SEC Registration Fee	$565.42
Accounting Fees	3,500.00
Printing Costs	1,500.00
Legal fees and expenses	20,000.00
TOTAL	$25,565.42

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Bylaws and Articles of Incorporation provide that we shall, to the full extent permitted by the Nevada Revised Statutes, as amended from time to time (the “Nevada Corporate Law”), indemnify all of our directors and officers. Section 78.7502 of the Nevada Corporate Law provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Similar indemnity is authorized for such persons against expenses (including attorneys’ fees) actually and reasonably incurred in defense or settlement of any threatened, pending or completed action or suit by or in the right of the corporation, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and provided further that (unless a court of competent jurisdiction otherwise provides) such person shall not have been adjudged liable to the corporation. Any such indemnification may be made only as authorized in each specific case upon a determination by the stockholders or disinterested directors that indemnification is proper because the indemnitee has met the applicable standard of conduct. Under our Bylaws and Articles of Incorporation, the indemnitee is presumed to be entitled to indemnification and we have the burden of proof to overcome that presumption. Where an officer or a director is successful on the merits or otherwise in the defense of any action referred to above, we must indemnify him against the expenses which such offer or director actually or reasonably incurred. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

45

RECENT SALES OF UNREGISTERED SECURITIES

Share Exchange Agreement

On July 6, 2020, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”), by and among the Company, Nemo Holding Company Limited, a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding. The holders of the common stock of Nemo Holding consisted of 29 stockholders.

Under the terms and conditions of the Share Exchange Agreement, the Company offered, sold and issued 10,000,000 shares of common stock in consideration for all the issued and outstanding shares in Nemo Holding. Leung Tin Lung David, the Company’s sole officer and director, became the beneficial holder of 6,000,000 common shares, or 60%, of the issued and outstanding shares of Nemo Holding. The effect of the issuance of the 10,000,000 shares issued under the Share Exchange Agreement represents 10.8% of the issued and outstanding shares of common stock of the Company.

Immediately prior to the closing of the transactions under the Share Exchange Agreement, Mr. Leung was the holder of 233,813,213 shares of common stock, or 75.2%, of the issued and outstanding shares of common stock of the Company. Giving effect to the closing of the transactions under the Share Exchange Agreement, Mr. Leung acquired 6,000,000 shares of common stock of the Company, by virtue of his 60% beneficial ownership of Nemo Holding. The remaining 28 common shareholders of Nemo Holding acquired 4,000,000 shares of common stock under the Share Exchange Agreement, by virtue of their aggregate of 40% beneficial ownership of Nemo Holding.

As a result of the share exchange, Nemo Holding became a wholly-owned subsidiary of the Company.

10% Convertible Note

On October 27, 2020, the Registrant offered and sold the Note, dated October 27, 2020, to EMA Financial for aggregate proceeds of $33,000. As of June 9, 2021, there was $35,000 in principal and $2,042 in interest due and owing under the Note. The Note is due July 27, 2021, and carries interest at a rate of 10% per annum. The conversion price of the Note Shares is equal to the lower of: (i) the lowest closing price of the Common Stock during the preceding twenty (20) trading day period ending on the latest complete trading day prior to the Issue Date of this Note or (ii) 55% of the lowest trading price for the Common Stock on the Principal Market during the twenty (20) consecutive trading days including and immediately preceding the Conversion Date. We will not receive any proceeds from the sale of the shares of common stock offered by the Selling Security Holders. The terms and conditions of the Note provide registration rights for the Note Shares.

Stock Purchase Agreement

On April 13, 2021, the Company entered into a Stock Purchase Agreement with Leung Tin Lung David, the Company’s sole director, President, and majority stockholder, pursuant to which the Company sold to Mr. Leung one share of Series A Preferred Stock in exchange for 169,000,000 shares of common stock of the Company. The Company subsequently canceled and returned to its authorized capital stock the 169,000,000 shares of common stock purchased from Mr. Leung.

Investment Agreement with Strattner Alternative Credit Fund LP

On April 16, 2021, the Company entered into an Investment Agreement dated as of April 16, 2021 (the “Investment Agreement”) with Strattner. The Investment Agreement provides that, upon the terms and subject to the conditions set forth therein, Strattner is committed to purchase up to $5,000,000 (the “Total Commitment”) worth of the Company’s common stock, $0.001 par value, over the 36-month term of the Investment Agreement. Additionally, under the Investment Agreement, the Company paid to Strattner a commitment fee equal in the form of 250,000 restricted shares of the Company’s common stock.

46

EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are filed as part of this registration statement:

Number	Description

2.1

Share Exchange Agreement, dated July 6, 2020, by and among the New Momentum Corporation, Nemo Holding Corp., a British Virgin Islands corporation (“Nemo Holding”), and the holders of common shares of Nemo Holding (5)

3.1.1	Articles of Incorporation, dated July 1, 1999 (1)
3.1.2	Amended and Restated Articles of Incorporation, dated December 9, 2010 (2)
3.1.3	Certificate of Correction, dated April 1, 2011(7)
3.1.4	Certificate of Amendment to Articles of Incorporation, dated August 6, 2015 (8)
3.1.5	Certificate of Amendment to Articles of Incorporation, dated June 18, 2020 (5)
3.1.6	Certificate of Designation for Series A Preferred Stock, dated March 11, 2021(7)
3.2	Bylaws (3)
4.1	10% Convertible Note, dated October 27, 2020 (6)
5.1	Opinion of Law Offices of Thomas E. Puzzo, PLLC, regarding the legality of the securities being registered. (9)
10.1	Investment Agreement, dated April 16, 2021, by and between New Momentum Corporation, a Nevada corporation, and Strattner Alternative Credit Fund LP, a Delaware limited partnership. (9)
10.2	Registration Rights Agreement, dated April 16, 2021, by and between New Momentum Corporation, a Nevada corporation, and Strattner Alternative Credit Fund LP, a Delaware limited partnership. (9)
10.3	Employment Agreement, dated April 16, 2021, by and between New Momentum Corporation, a Nevada corporation, and Leung Tin Lung David. (9)
10.4	Indemnification Agreement, dated April 16, 2021, by and between New Momentum Corporation, a Nevada corporation, and Leung Tin Lung David. (9)
14.1	Code of Ethics (4)
21.1	Subsidiaries of the Registrant
23.1	Consent of Total Asia Associates PLT
23.2	Consent of Law Offices of Thomas E. Puzzo, PLLC (contained in Exhibit 5.1).

_______________

(1)	Incorporated by reference to the Registrant’s Registration Statement on Form SB-2 (File No. 333-54002), filed with the Securities and Exchange Commission on January 19, 2001.
(2)	Incorporated by reference to the Registrant’s Definitive Information Statement on Schedule 14C (File No. 000-52273), filed with the Securities and Exchange Commission on November 17, 2010.
(3)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-52273), filed with the Securities and Exchange Commission on April 17, 2015.
(4)	Incorporated by reference to the Registrant’s Annual Report on Form 10-KSB (File No. 000-52273), filed with the Securities and Exchange Commission on April 14, 2006.
(5)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-52273) dated filed with the Securities and Exchange Commission on July 8, 2020.
(6)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-52273) dated filed with the Securities and Exchange Commission on November 20, 2020.
(7)	Incorporated by reference to the Registrant’s Annual Report on Form 10-K (File No. 000-52273), filed with the Securities and Exchange Commission on April 26, 2021.
(8)	Incorporated by reference to the Registrant’s Current Report on Form 8-K (File No. 000-52273) dated filed with the Securities and Exchange Commission on August 14, 2015.
(9)	Incorporated by reference to the Registrant’s Registration Statement on Form S-1 (File No. 333-257302), filed with the Securities and Exchange Commission on June 23, 2021.

47

UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

48

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in Hong Kong, Special Administrative Region of the People’s Republic of China, on July 22, 2021.

NEW MOMENTUM CORPORATION (Registrant)

Dated: July 22, 2021	By:	/s/ Leung Tin Lung David
	Name:	Leung Tin Lung David
	Title:	President and Chief Executive Officer (principal executive officer, principal financial officer, and principal accounting officer)

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Leung Tin Lung David, as his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-1 of New Momentum Corporation, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, grant unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Dated: July 22, 2021	By:	/s/ Leung Tin Lung David
	Name:	Leung Tin Lung David
	Title:	President, Chief Executive Officer, Secretary, Treasurer and director (principal executive officer, principal financial officer, and principal accounting officer)

49